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                                                                   EXHIBIT 10.35

                                                                  Execution Copy



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                            ASSET PURCHASE AGREEMENT

                           DATED AS OF AUGUST 25, 2004

                                 BY AND BETWEEN

                              POTLATCH CORPORATION

                                       AND

                            AINSWORTH LUMBER CO. LTD.


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                           ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT (herein, together with the Schedules and Exhibits attached hereto, referred to as this "Agreement"), dated as of August 25, 2004, by and between POTLATCH CORPORATION, a Delaware corporation ("Seller"), and AINSWORTH LUMBER CO. LTD., a British Columbia corporation ("Buyer"). Capitalized terms used in this Agreement are defined or otherwise referenced in Section 9.03.

                                   WITNESSETH:

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller's OSB manufacturing facilities located at Bemidji, Cook and Grand Rapids, Minnesota and Seller's related OSB business; and

         WHEREAS, in connection with the purchase and sale of such OSB facilities, Buyer is willing to assume certain liabilities of Seller on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual representations and warranties and covenants made herein, Buyer and Seller, each intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         Section 1.01 Purchase and Sale of Assets.

                  (a) At the Closing provided for in Section 2.01, on the terms and subject to the conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign and deliver to Buyer, free and clear of any Encumbrances other than Permitted Encumbrances, and Buyer shall purchase and acquire from Seller all of the right, title and interest of Seller in and to the assets and rights set forth below (collectively, the "Purchased Assets"):

                           (i)      the real property of Seller listed in
                                    Schedule 3.07(a) (the "Real Property"), in each case together with Seller's right, title and interest in all buildings, structures, improvements, appurtenances, and fixtures thereon (collectively, the "Facilities");

                           (ii) (A) all raw materials, work-in-process, finished goods, supplies, parts, spare parts and other inventories owned by Seller that as of the Closing are located at the Facilities and (B) all logs and other raw materials, work-in-process, finished OSB and other finished goods, supplies, parts, spare parts and other inventories owned by Seller but not located at the Facilities as of the Closing (including those in transit, on consignment or in the possession of any Third Party or otherwise located on or at properties not included in the


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                                    Facilities) that are primarily held for use
                                    at the Facilities or were manufactured at the Facilities (collectively, the "Inventory");

                           (iii) all of Seller's trade receivables arising out of the Business reflected on the Final Closing Statement (the "Receivables");

                           (iv) the Owned Personal Property and interests therein and Leased Personal Property and interests therein of Seller (the "Personal Property");

                           (v) except as set forth in Schedule 1.01(b)(ix), all patents (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), patent applications, patent rights, trademarks, trademark registrations, trademark applications, service marks, trade names, trade dress, business names, brand names, domain names, copyrights, copyright registrations, designs, design registrations, and all rights to and to use any of the foregoing ("Intellectual Property") as well as the right to sue for any pre-Closing infringements of such Intellectual Property owned by or licensed to Seller that are exclusively used, or exclusively held for use in the Business including, without limitation, the Intellectual Property listed in Schedule 1.01(a)(v) ("Assigned Intellectual
                                    Property");

                           (vi) except as set forth in Schedule 1.01 (b)(ix) and except for the software license agreements set forth on Schedule 1.01(b)(i) relating to software that will be provided under the Transition Services Agreement, all trade secrets, Seller confidential information, inventions, discoveries, know-how, formulae, practices, methods, processes, procedures, ideas, specifications, engineering data, software, firmware, programs and source disks, source codes, designs, composition services, research data and records, records of invention, technical information, test information, market surveys and marketing know-how, instruction manuals, concepts, unpatented blue prints and all rights to use any of the aforesaid and all media carrying any of the aforesaid and all rights to sue for pre-Closing infringements of any of the aforesaid ("Technology") owned by or licensed to Seller that are exclusively used or exclusively held for use in the Business (the "Assigned Technology");

                           (vii)    all Permits of Seller that are set forth on
                                    Schedule 1.01(a)(vii) (the "Assigned
                                    Permits");

                           (viii) all Contracts to which Seller is a party or by which Seller is bound that exclusively relate to, are exclusively used, or are exclusively held for use in the Business (other than licenses of Intellectual


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                                    Property and Technology that do not
                                    constitute Assigned Intellectual Property or
                                    Assigned Technology), Contracts listed on
                                    Schedule 1.01(a)(viii) and that portion of each Shared Contract to the extent pertaining to the conduct of the operations of the Business after Closing (the "Assigned Contracts"), including, without limitation, all rights to receive goods and services purchased pursuant to such Assigned Contracts and to assert claims and take other actions in respect of breaches or other violations thereof, in each case except to the extent related to Excluded Liabilities;

                           (ix) all Prepaid Expenses reflected on the Final Closing Statement;

                           (x) all rights and claims to the extent relating to or arising out of any Assumed Liability (including Tax refunds and credits attributable to Taxes that constitute Assumed Liabilities);

                           (xi) all books and records, files and documents including, without limitation, all sales and business records, service records, warranty records, books of account, ledgers, general, financial, Tax and accounting records, personnel records of Continuing Employees (to the extent permitted by Applicable Law), files, invoices, inventory records, product specifications, drawings, engineering, maintenance, operating and production records, cost and pricing information, business plans, catalogs, quality control records, blueprints, research and development files, records and laboratory books, patent disclosures, patent life histories, patent oppositions, patent invalidity and patentability opinions, litigation files, credit records of customers, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, equipment logs, operating guides and manuals, material safety data sheets, lock out/tag out procedures, customer and supplier correspondence, maps and surveys (in all cases, in any form or medium) ("Records") of Seller that are used in the Business (except to the extent related to an Excluded Asset or Excluded Liability) or that relate to any Assumed Liability (the "Assigned Records");

                           (xii) all computer and automatic machinery, servers, network equipment and connections, program documentation, tapes, manuals, forms, guides and other materials with respect thereto and related licenses and other agreements (other than any of such property that is or relates to Intellectual Property that does not constitute Assigned Intellectual Property or Technology that does not constitute Assigned Technology) that as of the Closing are owned by or licensed to Seller and are (A) located at the Facilities or (B) are not


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                                    located at the Facilities but are
                                    exclusively used or exclusively held for use in the operation of the Business;

                           (xiii) all proceeds received or receivable by Seller prior to the Closing under insurance policies as a result of damage to or the destruction of any Purchased Asset that occurs prior to the Closing (but excluding any proceeds due under business interruption insurance) to the extent Seller has not used such proceeds to repair or replace such damaged or destroyed assets; and

                           (xiv) all goodwill generated by or associated with the Business, including the exclusive right to represent oneself as the successor of the Business (it being understood that Seller is not transferring to Buyer any goodwill associated with the Potlatch Name) and Seller's telephone numbers used in connection with the Business.

                  (b) Notwithstanding anything in this Agreement to the contrary, specifically excluded from the Purchased Assets are the right, title and interest of Seller in or to any of following (collectively, the "Excluded Assets"):

                           (i)      all assets identified on Schedule
                                    1.01(b)(i);

                           (ii) Seller's corporate charters, minutes and stock record books and corporate seals;

                           (iii) all cash and cash equivalents and sales tax refunds held by Seller;

                           (iv) all rights, claims and credits of Seller to the extent arising out of or relating to any Excluded Asset or any Excluded Liability, including rights, claims and credits (other than Prepaid Expenses reflected on the Final Closing Statement) under Assigned Contracts arising from or related to the period prior to the Closing, Tax refunds and credits attributable to Taxes that constitute Excluded Liabilities, all insurance policies and rights, claims and credits to Seller arising under insurance policies (except to the extent specified in Section 1.01(a)(x)) and all guarantees, warranties, indemnities and all other intangible property rights or claims and similar rights in favor of Seller in respect of any Excluded Asset or any Excluded Liability;

                           (v)      all of the Benefit Plans (as defined in
                                    Section 3.10(a)) and assets of the Benefit
                                    Plans;

                           (vi) all rights of Seller under this Agreement and any other agreements and instruments executed and delivered in connection with this Agreement;


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                           (vii)    all Records prepared by Seller for the
                                    purpose of or in connection with the sale of the Purchased Assets;

                           (viii)   all Records other than the Assigned Records;

                           (ix) the Intellectual Property and Technology described on Schedule 1.01(b)(ix);

                           (x)      all rail cars used in the Business;

                           (xi) all records that relate primarily to Taxes that constitute Excluded Liabilities;

                           (xii) any asset, property right or Contract that is not included within the Purchased Assets;

                           (xiii)   the Potlatch Name and all goodwill
                                    associated therewith; and

                           (xiv) all rights of Seller to, and claims for, indemnification from Third Parties against Excluded Liabilities.

         Section 1.02 Purchase Price.

                  (a) In consideration of the sale, conveyance, transfer, assignment and delivery of the Purchased Assets by Seller pursuant to Section 1.01(a), Buyer agrees to (i) pay to Seller U.S. $457,500,000, minus $2,850,000
(to account for certain pension-related adjustments) (the "Base Purchase Price") payable as set forth in Section 1.03 and subject to adjustment pursuant to
Section 1.06 (the "Purchase Price"), and (ii) undertake, assume and agree to perform, and otherwise pay, satisfy and discharge when due, and to indemnify and hold harmless Seller and its Affiliates from and against, only the following liabilities, obligations, claims, demands, expenses, damages or responsibilities of Seller, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due (the "Assumed Liabilities"):

                           (i) all liabilities, obligations and commitments of Seller under the Assigned Contracts and the Assigned Permits arising or related to
                                    (i) the period after the Closing and (ii) the period prior to the Closing which are reflected in the Final Closing Statement;

                           (ii) all accrued property taxes and accrued association dues of the Business reflected in the Final Closing Statement;

                           (iii) all liabilities, obligations and commitments to the customers of the Business for products manufactured at the Facilities after the Closing;

                           (iv) any liability, obligation or commitment to any Continuing Employees arising out of claims made after the Closing Date, but only to the extent expressly set forth in Section 5.07;


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                           (v)      the specified other liabilities, obligations
                                    and commitments of Seller identified in
                                    Schedule 1.02(a)(v);

                           (vi) all liabilities and obligations arising out of or relating to the Business or the Purchased Assets to the extent arising during or relating to any period after the Closing; and,

                           (vii) all liabilities that arise, are incurred or are to be performed under the Permitted Encumbrances after the Closing.

                  (b) As of the Closing, on the terms and subject to the conditions set forth in this Agreement, Seller shall assign to Buyer all of its rights under the Assigned Contracts and the Assigned Permits and all of its liabilities, obligations and commitments under the Assigned Contracts and the Assigned Permits, and Buyer shall assume all of Seller's rights thereunder and shall assume all of Seller's liabilities, obligations and commitments thereunder; provided, however, that Seller shall assign such rights and obligations only to the extent that such rights and obligations are assignable under such Assigned Contracts and Assigned Permits and Applicable Law, and no action hereunder shall constitute an assignment thereof, except to such extent and provided, further, that to the extent consent of any Person or Governmental Authority to the assignment, or notice to any Person or Governmental Authority of the assignment, is required pursuant to the terms of such Assigned Contract or Assigned Permit or Applicable Law, no assignment or attempted assignment will be deemed to have been effected by the provisions of this Agreement without such consent or notice. To the extent that an Assigned Contract or Assigned Permit or Applicable Law permits such an assignment, and notice to or consent of any Person or Governmental Authority is required, Seller shall deliver to the applicable Person or Governmental Authority the required notice in accordance with the terms and conditions of the applicable Contract or Permit, and shall use its commercially reasonable efforts (which shall not require any payment of money or other consideration) to obtain any required consents prior to the Closing Date. To the extent that a Contract or Permit or Applicable Law does not permit Seller to assign any Contract or Permit that would otherwise constitute a Purchased Asset, Seller shall use its commercially reasonable efforts to (i) provide to Buyer, at the request of Buyer, the benefits of any such Contract or Permit (to the extent permitted by Applicable Law), (ii) enforce and perform, at the request and expense of Buyer, for the account of Buyer, any rights or obligations of Seller arising from any such Contract or Permit (to the extent permitted by Applicable Law) against or in respect of any Third Party, including the right to elect to terminate any Contract or Permit (to the extent permitted by Applicable Law) in accordance with the terms thereof upon the advice of Buyer, or otherwise enter into with Buyer such other arrangements sufficient to provide equivalent benefits and burdens to Buyer and (iii) at the request of Buyer, assist in the procurement of a transfer to or assumption by the Buyer of any Permit (to the extent permitted by Applicable Law) or the issuance of a comparable Permit to the Buyer; provided that Buyer shall reimburse Seller for reasonable out-of-pocket expenses incurred by Seller in connection with entering into any such arrangement.

                  (c) Prior to the Closing, Seller and Buyer shall use their commercially reasonable efforts to work together (and, if necessary and desirable, to work with the third parties to the Shared Contracts) in an effort to (i) divide, modify or replicate (in whole or in part) the respective rights and obligations under and in respect of the Shared Contracts and (ii) if possible,


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novate the respective rights and obligations under and in respect of the Shared
Contracts, such that, effective as of the Closing, (A) the Buyer is the beneficiary of the post-Closing rights and is responsible for the post-Closing obligations related to that portion of the Shared Contract included in the Assigned Contracts (the "OSB Portion") (so that, subsequent to the Closing, the Seller shall have no post-Closing rights or post-Closing obligations with respect to the OSB Portion of the Shared Contract) and (B) the Seller is the beneficiary of the rights and is responsible for the obligations related to each Shared Contract other than the OSB Portion (the "Non-OSB Portion") (so that, subsequent to the Closing, the Buyer shall have no rights or obligations with respect to each Non-OSB Portion of the Shared Contract). If the parties are not able to enter into an arrangement to formally divide, modify or replicate one or more of the Shared Contracts prior to the Closing as contemplated by the previous sentence, then (i) the Buyer shall be entitled to the benefits of the OSB Portion of any such Shared Contract accruing after the Closing Date to the extent that the Seller may provide such benefits (A) in a manner not in violation of the terms of such Shared Contract and (B) provided that Buyer shall reimburse Seller for reasonable out-of-pocket expenses incurred by Seller in connection with entering into any such arrangement and (ii) if the Seller provides such benefits to the Buyer, the Buyer shall perform at its sole expense the obligations of the Seller to be performed after the Closing under the OSB Portion of such Shared Contract.

                  (d) Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume, and Seller shall be responsible for the payment, satisfaction, performance and discharge of, and shall indemnify and hold harmless Buyer from and against, all liabilities, obligations, claims, demands, expenses, damages or responsibilities of Seller, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due other than the Assumed Liabilities, including, but not limited to, the following (collectively, the "Excluded Liabilities"):

                           (i) any liabilities and obligations arising out of or relating to the Business or any Purchased Asset to the extent arising during or relating to the period prior to the Closing, including, but without limitation, all Pre-existing Environmental Liabilities;

                           (ii) any liability, obligation or commitment, whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown, to the extent arising out of the operation or conduct by Seller of any business other than the Business;

                           (iii) any liability, obligation or commitment arising out of any breach of, or nonperformance under, any Contract or Permit (including any Assigned Contract or Assigned Permit), prior to the Closing;

                           (iv) any liability, obligation or commitment that relates primarily to, or that arises primarily out of, any Excluded Asset, or that arises out of the distribution to, or ownership or operation by, Seller or any other Person of any Excluded Asset;


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                           (v)      except as set forth in Section 1.07 and
                                    Section 5.05, any liability, obligation or commitment for Taxes, whether or not accrued, assessed or currently due and payable, (A) of Seller or (B) relating to the operation or ownership of the Business or the Purchased Assets for any Tax period (or portion thereof) ending on or prior to the Closing Date;

                           (vi) except as expressly provided in Section 5.07, any liability, obligation or commitment arising under any Benefit Plan;

                           (vii)    except as set forth on Schedule
                                    1.02(d)(vii), any liability, obligation or commitment relating to or arising out of infringement or misappropriation of Intellectual Property or Technology to the extent relating to or arising out of the operation of the Business or products manufactured at any Facility or shipped or sold by or on behalf of the Business on or prior to the Closing;

                           (viii) except as expressly provided in Section 5.07, (A) any liability, obligation or commitment relating to or arising out of, the employment of any Employee or Former Employee of Seller prior to the Closing and
                                    (B) any liability, obligation or commitment that relates to, or arises out of, the termination of the employment by Seller of any Employee or Former Employee of Seller;

                           (ix) the industrial development revenue bonds and the pollution control revenue bonds listed on Schedule 1.02(d)(ix);

                           (x) any liability, obligation or commitment to any Affiliate of Seller; and

                           (xi) any liabilities, obligations and commitments in respect of costs and expenses incurred by Seller or the Business in respect of or relating to this Agreement, including compliance by Seller with the terms hereof.

         Section 1.03 Payment of Purchase Price. On the Closing Date, Buyer shall deliver to Seller payment, by wire transfer to a bank account designated in writing by Seller (such designation to be made at least two Business Days prior to the Closing Date), of immediately available funds in an amount equal to the Base Purchase Price plus an amount equal to an estimate prepared by Seller (and reasonably satisfactory to Buyer) and delivered to Buyer at least two Business Days prior to the Closing Date of any adjustments to the Base Purchase Price under Section 1.06 (the Base Purchase Price plus such estimate of any adjustments under Section 1.06 being herein referred to as the "Closing Payment").

         Section 1.04 Allocation of Purchase Price. As soon as practicable after the date hereof, Buyer and Seller shall consult with each other and agree upon the allocation of the Purchase Price among the Purchased Assets. Notwithstanding any other provision of this Agreement, this Section 1.04 shall survive the Closing Date indefinitely. Seller and Buyer agree that the values


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attributed to the Purchased Assets shall be arrived at in compliance with
Section 1060 of the Code and the regulations promulgated thereunder. Each of Seller and Buyer shall (i) timely file all forms required to be filed in connection with such allocation, (ii) be bound by such allocation for purposes of determining Taxes, (iii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with such allocation, and (iv) not take any position on any return, declaration, report or information return or statement inconsistent with the allocation set forth in Schedule 1.04, unless otherwise required by any Applicable Law. Buyer shall prepare and deliver IRS Form 8594 to Seller within sixty (60) days after the Closing Date to be filed with the IRS. Any post-Closing adjustment to the Purchase Price shall be reflected in the final allocation of the Purchase Price among the Purchased Assets in a manner consistent with Section 1060 of the Code and the regulations promulgated thereunder. Each party hereto will promptly notify the other if it receives notice that a Governmental Authority proposes any allocation that is different from the allocation agreed upon by Buyer and Seller.

         Section 1.05 Further Assurances. At the Closing and from time to time after the Closing, (a) at the request of Buyer and without further consideration, Seller shall promptly execute and deliver to Buyer such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may reasonably be requested by Buyer more effectively to sell, convey, assign and transfer to and vest in Buyer or to put Buyer in possession of the Purchased Assets, and (b) at the request of Seller and without further consideration, Buyer shall promptly execute and deliver to Seller such certificates and other instruments of assumption, and take such other action, as may reasonably be requested by Seller more effectively to confirm and carry out the assumption by Buyer of the Assumed Liabilities.

         Section 1.06 Post Closing Adjustment.

                  (a)      Preparation of Preliminary Closing Statement.

                           (i) As soon as reasonably practicable after the Closing Date but in any event within sixty
                                    (60) days thereafter, Seller shall prepare and deliver to Buyer a statement setting forth, as of the first instance in time (Central Time) on the Closing Date, the Current Assets of the Business and the Current Liabilities of the Business and the amount of working capital (calculated as Current Assets minus Current Liabilities) (the "Net Working Capital") (the "Preliminary Closing Statement"). The Preliminary Closing Statement shall be prepared in accordance with the U.S. GAAP and an example of the calculation of Net Working Capital is set forth in Schedule 1.06(a)(i).

                           (ii) Buyer will make available to Seller and its representatives, as requested by Seller, all Assigned Records deemed reasonably necessary or desirable by Seller in preparing the Preliminary Closing Statement.

                  (b) Review of Preliminary Statements. Buyer and its independent certified public accountants may review the Preliminary Closing Statement and the Records and books of


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account of Seller relating to the Business and may make inquiry of the appropriate employees of Seller and of Seller's accountants. The Preliminary Closing Statement shall be binding and conclusive upon, and deemed accepted by, Buyer unless Buyer shall have notified Seller in writing within thirty (30) days after receipt of the Preliminary Closing Statement of any objections thereto (a "Dispute Notice"). A Dispute Notice shall specify in reasonable detail the items of the Preliminary Closing Statement that are being disputed and shall set forth a reasonably detailed summary of the reasons for such dispute. The parties agree that any amounts to be paid pursuant to this Section 1.06 which were not disputed in the Dispute Notice shall be paid to the applicable party within ten
(10) days after the Seller's receipt of the Dispute Notice.

                  (c) Disputes. At the request of Buyer or Seller, any dispute between the parties relating to the Preliminary Closing Statement which cannot be resolved by them within thirty (30) days after Seller's receipt of the Dispute Notice shall be referred to the Disputes Auditor for decision, and the decision of the Disputes Auditor shall be final and binding on both parties. The parties agree that they will require the Disputes Auditor to render its decision within thirty (30) days after referral of the dispute to the Disputes Auditor for decision pursuant hereto. Before referring a matter to the Disputes Auditor, the parties shall agree on procedures to be followed by the Disputes Auditor (including procedures for presentation of evidence). If the parties are unable to agree upon procedures before the end of thirty (30) days after Seller's receipt of the Dispute Notice, the Disputes Auditor shall establish procedures giving due regard to the intention of the parties to resolve disputes as quickly, efficiently and inexpensively as possible; the Disputes Auditor's procedures may be, but need not be, those proposed by either Buyer or Seller; provided, however, that the Disputes Auditor shall in all cases use U.S. GAAP in resolving any dispute. The parties shall, as promptly as practicable, submit evidence in accordance with the procedures agreed upon or established by the Disputes Auditor, and the Disputes Auditor shall decide the dispute in accordance therewith as promptly as practicable. The fees and expenses of the Disputes Auditor for, and relating to, the making of any such decision shall be borne by the parties equally.

                  (d) Final Closing Statement. The Preliminary Closing Statement shall become final and binding on both parties upon the earliest of
(i) if no Dispute Notice has been given, the expiration of the period within which Buyer may notify Seller of any objections to the Preliminary Closing Statement pursuant to Section 1.06(b), (ii) agreement by Seller and Buyer that such Preliminary Closing Statement, together with any modifications thereto agreed to in writing by Seller and Buyer, shall be final and binding and (iii) the date on which the Disputes Auditor issues its decision with respect to any dispute relating to such Preliminary Closing Statement. The Preliminary Closing Statement, as adjusted pursuant to any agreement between the parties or pursuant to the decision of the Disputes Auditor, when final and binding on both parties, is herein referred to as the "Final Closing Statement."

                  (e) Calculation and Payment of Adjusted Purchase Price. The Base Purchase Price shall be increased by the amount, if any, by which the Net Working Capital plus Potlatch Liabilities shown on the Final Closing Statement exceeds the Benchmark Working Capital and the Base Purchase Price shall be decreased by the amount, if any, by which the Benchmark Working Capital exceeds the Net Working Capital plus Potlatch Liabilities shown on the Final Closing Statement (the Base Purchase Price as so increased or decreased shall hereinafter be referred to as the "Adjusted Purchase Price"). If the Closing Payment is more than the Adjusted

Purchase Price Seller shall, and if the Adjusted Purchase Price is more than the Closing Payment Buyer shall, within ten (10) days after the Final Closing Statement has been established pursuant to Section 1.06(d), make payment in immediately available funds by wire transfer to a bank account designated in writing by the party to which such payment is to be made, of the amount of such difference, plus interest on such amount at a rate per annum equal to the "prime rate" as published in the Wall Street Journal under the column titled "Money Rate" on the Business Day preceding the date of such payment, accruing from the date that is ten (10) days after delivery to Buyer of the Preliminary Closing Statement to the date of payment of such amount.

         Section 1.07 Proration of Taxes. Buyer and Seller agree that Taxes with respect to the Purchased Assets and the Business (but in no event including income Taxes) shall be prorated as of the Closing, with Seller liable to the extent such items relate to periods ending on or prior to the Closing, and Buyer liable to the extent such items relate to periods commencing after the Closing (including, in each case, Taxes attributable to the portion of any Straddle Period ending or commencing on such date, as appropriate). In connection with these prorations, in the event that actual figures are not available at the Closing Date, the proration shall be based upon the actual Taxes or other amounts accrued through the Closing or paid for the most recent year (or other appropriate period) for which actual Taxes or other amounts paid are available. Such prorated Taxes or other amounts shall be re-prorated and paid to the appropriate party within sixty(60) days of the date that the previously unavailable actual figures become available. Buyer and Seller agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 1.07. Notwithstanding anything to the contrary herein, no proration shall be made under this Section 1.07 with respect to (x) accrued property taxes shown on the Final Closing Statement and (y) Transfer Taxes described in Section 5.05.

                                   ARTICLE II

                              CLOSING; TERMINATION

         Section 2.01 Closing Date. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY, or such other location as the parties may agree, as soon as possible, but in no event later than (i) five (5) Business Days after satisfaction (or waiver) of the conditions set forth in
Article VI (except for the conditions which by their terms are to be satisfied at or immediately prior to the Closing) or (ii) if the parties receive early termination of the waiting period under the HSR Act, fifteen (15) Business Days after such satisfaction (or waiver), or such other time or date as Buyer and Seller agree in writing. The time and date upon which the Closing occurs is herein referred to as the "Closing Date."

         Section 2.02 Instruments of Conveyance, Transfer, Assumption, Etc.

                  (a) Seller shall execute and deliver or cause to be delivered to Buyer at the Closing:

                           (i)      the Bill of Sale;

                           (ii) the Deeds with respect to the Real Property to be transferred by Seller to Buyer pursuant to this Agreement, together with any and all documents, affidavits and instruments required to be filed in connection with the payment of any state, county or local Transfer Taxes required to be paid in connection with the transfer of the Real Property;

                           (iii)    the Assignment and Assumption Agreement;

                           (iv)     a receipt for the Closing Payment;

                           (v)      the Transition Services Agreement;

                           (vi)     the Easement Agreement;

                           (vii)    the Hog Fuel Supply Agreement;

                           (viii)   the OSB Log Supply Agreement;

                           (ix)     the Option Agreement;

                           (x) a certificate of the Secretary or an Assistant Secretary (or the equivalent thereof) of Seller certifying that the resolutions adopted by the Board of Directors of Seller attached thereto were duly and validly adopted and are in full force and effect, and authorize the execution and delivery by Seller of this Agreement and the Ancillary Agreements, and the performance by Seller of its obligations hereunder and thereunder;

                           (xi)     the License Agreements;

                           (xii) a certificate of the Secretary or an Assistant Secretary (or the equivalent thereof) of Seller as to the incumbency of certain of Seller's officers and certifying that the copies of Seller's Restated Certificate of Incorporation and By-laws attached thereto are true and correct;

                           (xiii)   the certificate referred to in Section
                                    6.01(c);

                           (xiv) all other necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and any other documentation necessary or reasonably required to transfer the Purchased Assets and the Business as a going concern to Buyer with good title thereto, free and clear of all Encumbrances other than Permitted Encumbrances, including without limitation, registrable transfers of the Assigned Intellectual Property, each in form and substance satisfactory to Buyer, acting reasonably;

                           (xv) all returns, questionnaires, applications or other documents regarding any Transfer Taxes or other registration fees that are required to be filed in order to effectively transfer the Purchased Assets and the Business as a going concern to Buyer.

                           (xvi) all of the Assigned Records that are not already located at the Facilities;

                           (xvii) a certification of non-foreign status for Seller, with respect to the transfer of the Purchased Assets pursuant to this Agreement, in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder;

                           (xviii) an opinion of Seller's General Counsel or Associate General Counsel with respect to the matters set forth on Exhibit A

                           (xix) an opinion of Seller's outside counsel with respect to the matters set forth on Exhibit B;

                           (xx) all other documents relevant to the closing of the transactions contemplated in this Agreement as Buyer, acting reasonably, may request; and

                           (xxi) each of the other certificates and other documents contemplated by Section 6.01 hereof.

                  (b) Buyer shall execute and deliver or cause to be delivered to Seller at the Closing:

                           (i) by wire transfer in immediately available funds to the account or accounts designated by Seller, the Closing Payment;

                           (ii)     the Bill of Sale;

                           (iii)    the Assignment and Assumption Agreement;

                           (iv)     the Transition Services Agreement;

                           (v)      the Easement Agreement;

                           (vi)     the Hog Fuel Supply Agreement;

                           (vii)    the OSB Log Supply Agreement;

                           (viii)   the Option Agreement;

                           (ix) a certificate of the Secretary or an Assistant Secretary of Buyer certifying that the resolutions adopted by Buyer's Board of

                                    Directors attached thereto were duly and validly adopted and are in full force and effect, and authorize the execution and delivery by Buyer of this Agreement and the Ancillary Agreements, and the performance by Buyer of its obligations hereunder and thereunder;

                           (x) a certificate of the Secretary or an Assistant Secretary of Buyer as to the incumbency of certain officers of Buyer and certifying that the copies of Buyer's certificate of amalgamation and articles attached thereto are true and correct;

                           (xi) all other documents necessary or reasonably required with respect to the assumption by Buyer after the Closing of the Assumed Liabilities, each in form and substance acceptable to Seller, acting reasonably;

                           (xii)    the certificate referred to in Section
                                    6.02(c);

                           (xiii)   the License Agreements;

                           (xiv) an opinion of Buyer's counsel with respect to the matters set forth on Exhibit C;

                           (xv) such other documents relevant to the closing of the transactions contemplated in this Agreement as Seller, acting reasonably, may request; and

                           (xvi) each of the other certificates and other documents contemplated by Section 6.02 hereof.

         Section 2.03 Termination. Anything contained in this Agreement other than in this Section 2.03 to the contrary notwithstanding, this Agreement may be terminated in writing at any time:

                  (a) without liability on the part of any party hereto (unless occasioned by reason of a breach by any party hereto of any of its representations, warranties or obligations hereunder) by mutual written consent of Buyer and Seller;

                  (b) without liability on the part of any party hereto (unless occasioned by reason of a breach by any party hereto of any of its representations, warranties or obligations hereunder) by either Buyer or Seller, if the Closing shall not have occurred on or before December 31, 2004, (or such later date as may be agreed upon in writing by the parties hereto) (the "Termination Date");

                  (c) by Buyer, if Seller shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived and Seller shall not have provided reasonable assurance that such breach will be cured on or before the Termination Date; provided that, a breach by Seller of any of its representations, warranties or obligations hereunder shall not give rise to a right of termination under this
Section 2.03 unless such breach,
together with all other breaches by Seller that have not been cured or waived and with respect to which Seller shall not have provided reasonable assurance that such breach will be cured on or before the Termination Date, would result in the failure of the condition set forth in Section 6.01(a); or

                  (d) by Seller, if Buyer shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived and Buyer shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; provided that, a breach by Buyer of any of its representations, warranties or obligations hereunder shall not give rise to a right of termination under this Section 2.03 unless such breach, together with all other breaches by Buyer that have not been cured or waived and with respect to which Buyer shall not have provided reasonable assurance that such breach will be cured on or before the Termination Date, would result in the failure of the condition set forth in Section 6.02(a).

         Section 2.04 Post-Closing Receipts and Invoices. If at any time following the Closing:

                  (a) Seller receives, or comes into possession of, any of the Purchased Assets (including amounts received on payment of any Receivable) or any invoices for amounts included in the Assumed Liabilities that are payable by Buyer, Seller shall immediately deliver that Purchased Asset or the invoice to Buyer, with any endorsements, transfers or assignments as may be necessary or desirable to ensure that Buyer receives the immediate and full benefit of that Purchased Asset or any other information available to Seller that is required to allow Buyer to pay the invoice; or

                  (b) Buyer receives, or comes into possession of, any Excluded Asset or any invoices for amounts that are not included in the Assumed Liabilities that are payable by Seller, Buyer shall immediately deliver that asset or invoice to Seller, with any endorsements, transfers or assignments as may be necessary or desirable to ensure that Seller receives the immediate and full benefit of that asset or any other information available to Buyer that is required to allow Seller to pay the invoice.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

         Section 3.01 Organization, Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all corporate power and authority to carry on its business as now being conducted, to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not be or cause a Material Adverse Change.

         Section 3.02 Authority; Enforceability. Seller has full corporate power and authority to enter into this Agreement and the Ancillary Agreements at Closing and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements at Closing have been duly authorized by all requisite corporate action, including all necessary action of Seller's board of directors and stockholders. This Agreement has been, and each of the Ancillary Agreements will be as of the Closing Date, duly executed and delivered by Seller, and (assuming due execution and delivery by Buyer) this Agreement constitutes, and each of the Ancillary Agreements when executed and delivered will constitute, a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

         Section 3.03 No Conflict; Consents. The execution and delivery by Seller of this Agreement and each Ancillary Agreement will not, and the consummation of the transactions contemplated hereby and thereby and Seller's compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon any Purchased Asset or the Business under, any provision of (i) the Restated Certificate of Incorporation or By-laws or other organizational documents of Seller, (ii) except as set forth on Schedule 3.03, any Assigned Contract which is material to the Business or the ability of Seller to consummate the transactions contemplated hereby or by the Ancillary Agreements, or by which any Purchased Asset is bound; (iii) any judgment, order, writ, injunction, award or decree ("Judgment") or Applicable Law applicable to Seller or any Purchased Asset; or
(iv) any of the Assigned Permits that is material to the Business. No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby, other than (i) those set forth on Schedule 3.03, (ii) those that may be required solely by reason of Buyer's (as opposed to any other Third Party's) participation in the transactions contemplated hereby and by the Ancillary Agreements and (iii) those that, if not obtained or made by Seller, such failure would not be reasonably likely to be or cause a Material Adverse Change.

         Section 3.04 Financial Statements; Undisclosed Liabilities. True and complete copies of the Financial Statements, together with the related auditor's reports, are attached as Schedule 3.04. Except as disclosed in Schedule 3.04, the Financial Statements have been prepared from, are in accordance with and accurately reflect in all material respects the books and records of Seller relating to the Business, have been prepared in accordance with U.S. GAAP and reconciled to Canadian generally accepted accounting principles, and present fairly in all material respects the assets, liabilities and financial condition of the Business and the Purchased Assets as at the date of the Financial Statements and the sales, earnings and results of operations of the Business for the periods covered by the Financial Statements. Except as disclosed in the Financial Statements or in this Agreement (including its Schedules), there are no liabilities or obligations of the Business of any nature except (i) liabilities that are reflected or reserved against on the Reference Balance Sheet or that are not required under U.S. GAAP to be reflected on the Reference Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Reference Balance Sheet Date, (iii) liabilities incurred since the Reference Balance Sheet Date outside the ordinary course of business that do not exceed U.S.$100,000 in the aggregate and (iv) liabilities that constitute Excluded Liabilities.

         Section 3.05 Litigation. Except as described in Schedule 3.05:

                  (a) There are no Legal Proceedings outstanding or pending or to the knowledge of Seller threatened against Seller and relating to the Business or any of the Purchased Assets or otherwise involving or affecting the Business or any of the Purchased Assets, (including any that would reasonably be expected to materially curtail or interfere with the use of the Purchased Assets or the operation of the Business) or that would prevent Seller from entering into this Agreement or timely consummating the transactions contemplated by this Agreement, or any of the Ancillary Agreements, performing its obligations under this Agreement or any of the Ancillary Agreements or consummating the Closing and to the knowledge of Seller no state of facts exists that could constitute the basis of any such Legal Proceeding which would be reasonably likely to be or cause a Material Adverse Change; and

                  (b) Seller is not subject to any outstanding consent, judgment, decree, injunction, ruling, order or award of any Governmental Authority involving Seller and relating to the Business or the Purchased Assets or by which any of the Purchased Assets are bound that has had or would be reasonably likely to have a material adverse effect on the Buyer's ability to conduct the Business or the Purchased Assets.

                  (c) This Section 3.05 does not relate to environmental matters, such items being the subject of Section 3.18.

         Section 3.06 Personal Property.

                  (a) Schedule 3.06(a) sets forth (i) under the heading "Owned Personal Property" a complete and correct list and the location of each item of Owned Personal Property treated as a capital asset of the Business and
(ii) under the heading "Leased Personal Property", a complete and correct list and the location of each item of Leased Personal Property held under lease by Seller and primarily used or primarily held for use in the Business.

                  (b) Seller has good and valid title to all of the Owned Personal Property and a valid leasehold interest in or contractual rights to all of the Leased Personal Property, in each case free and clear of all Encumbrances, except Encumbrances that will be discharged prior to or at Closing and Permitted Encumbrances.

                  (c) The machinery, tools, equipment and other tangible physical assets that constitute Personal Property (other than items of inventory) have been maintained in good working condition and state of repair, reasonable wear and tear excepted given the age of the asset and the purpose for which it is used.

                  (d) This Section 3.06 does not relate to real property or interests in real property, such items being the subject of Section 3.07, or to Intellectual Property, such items being the subject of Section 3.14.

         Section 3.07 Real Property.

                  (a) The Real Property constitutes all the real property, easements and other interests in real property primarily used or primarily held for use by Seller in connection with, necessary for the conduct of, or otherwise material to, the operation or conduct of the Business as a going concern.
Schedule 3.07(a) sets forth a complete and correct list, including legal descriptions and civic addresses, of each parcel of the Real Property. Seller has heretofore delivered to Buyer materially complete and correct copies of each and every of the following, if any, in the possession of Seller: title reports, title binders, survey documents and data affording information or opinions with respect to, certifying to, or evidencing the extent of, current title, title history, title marketability, use, possession, restriction or regulation, if any (governmental or otherwise), of the Real Property.

                  (b) Seller is the registered and beneficial owner of and has good and marketable legal and beneficial title in fee simple to the Real Property free and clear of all Encumbrances, except Encumbrances that will be discharged prior to or at Closing and Permitted Encumbrances.

                  (c) Except as set forth in Schedule 3.07(c), Seller has good and valid rights of, and free and uninterrupted, ingress and egress to and from all the Real Property from and to the public street systems for all usual street, road and utility purposes sufficient for the operation of the Business as a going concern in the ordinary course.

                  (d) Except as set forth in Schedule 3.07(d), all buildings, structures, improvements and appurtenances situated on the Real Property, including the roof, footings, foundation, sprinkler mains, structural, mechanical and HVAC systems and masonry wall in any of the improvements upon the Real Property, are in good operating condition and in a state of good repair, normal maintenance and capital requirements and reasonable wear and tear excepted, and are adequate and suitable for the purposes for which they are currently being used and contain no defects or deficiencies that would materially adversely affect the operation of the applicable Facility.

                  (e) None of the buildings, structures, improvements or appurtenances situated on the Real Property, including the Facilities, or any equipment in those buildings, structures, improvements or appurtenances, nor the operation or maintenance thereof, violates any Contract or any provision of any Applicable Law that would materially adversely affect the operation of the applicable Facility. Seller has obtained all appropriate certificates of occupancy, licenses, easements and rights of way, including proofs of dedication required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated except those the absence of which would not be reasonably likely to materially impair the use of the Facilities. True and complete copies of all such certificates, permits and licenses have heretofore been furnished to Buyer. Seller has all Permits necessary to own or operate the Real Property as currently owned and operated, and no such Permits will be required, as a result of the transactions contemplated in this Agreement, to be issued or reissued after the date hereof in order to permit Buyer, following the Closing, to continue to own or operate the Real Property in the same manner as heretofore, other than any such Permits the absence of which would not be reasonably likely to materially impair the use of the Facilities. Seller has not made any application for a rezoning of any of the Real Property and to the knowledge of Seller there is no proposed or pending change to the zoning of any of the Real Property. To the knowledge of Seller, all the buildings, machinery and equipment included in the Purchased Assets, including the Facilities, conform with applicable ordinances and regulations and building and zoning by-laws in all respects essential to the effective conduct of the Business as presently conducted. Seller has not received any written notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning law, regulation or other law, order, regulation or requirement relating to or affecting the Real Property, and to Seller's knowledge, no such proceeding has been threatened or commenced. All of the Facilities are wholly located within the legal boundaries of the legal parcels of the Real Property on which they are located and do not infringe upon or contravene the provisions of any easement, right-of-way or other Encumbrance registered against or otherwise affecting the Real Property. To the knowledge of Seller there are no buildings, fixtures, improvements or facilities on any adjoining lands, whether public or private, that encroach on the Real Property to such extent that any such encroachment would impair the use of the Facilities in the manner in which they are currently being used.

                  (f) Except as set forth in Schedule 3.07(f), all material accounts due and payable for work and services performed and materials placed or furnished upon or in respect of the Real Property, including the Facilities, have been fully paid and satisfied, and to the knowledge of Seller, no Person is entitled to claim a lien or any other form of security or Encumbrances under any applicable construction lien legislation against the Real Property or any part of the Real Property, including the Facilities other than Permitted Encumbrances.

                  (g) There is no material amount owing in respect of the Real Property, including the Facilities, to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed. There are no delinquent levies, charges, fees or Taxes assessed against the Real Property, including the Facilities, by any Governmental Authority (including development or improvement levies, charges or fees).

                  (h) Seller has not made, and to the knowledge of Seller no other Person has made, any written or verbal commitments to any Person relating to any of the Real Property, including the Facilities, which would impose an obligation upon Buyer or its successors or assigns to make any contribution or dedications of money or land or to construct, install, or maintain any improvements of a public or private nature on or off any of the Real Property, including the Facilities.

                  (i) Except as set forth in Schedule 3.07(i), no material alteration, repair, improvement or other work that has not been completed has been ordered, directed or requested by any competent Governmental Authority to be done in respect of any of the Real Property, including the Facilities. There are no pending or, to the knowledge of Seller, threatened appropriation, condemnation or similar proceedings in eminent domain relating to any of the

Real Property, including the Facilities. There is no order outstanding, nor any action, claim, suit or proceeding pending or, to the knowledge of Seller, threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any of the Real Property.

                  (j) Seller has not received written or, to the knowledge of Seller, oral notice, and to the knowledge of Seller no Governmental Authority intends to impose any special or other assessment against any of the Real Property, including the Facilities, or any part thereof.

                  (k) None of the Real Property comprises "agricultural land" as that term is defined in each of Minnesota Statutes, sections 500.221 and 500.24.

                  (l) There are no leasehold interests in real property held by Seller in connection with or that are required for the ownership of the Purchased Assets or the operation of the Business as a going concern, nor does Seller lease to any Third Party any interest in the Real Property.

                  (m)      Pursuant to Minnesota Statutes, Section 103I.235,
Schedule 3.07(m) sets out a list of all Minnesota Well Disclosure Statement and Minnesota Private Sewer System Disclosure Statement for every well and sewer system located on any of the Real Property, including the Facilities, true and complete copies of which have been provided to Buyer by Seller.

                  (n) This Section 3.07 does not relate to environmental matters, such items being the subject of Section 3.18.

         Section 3.08 IRB Financing. Schedule 3.08 lists all of the bonds secured by the Purchased Assets or the existence of which affect the operation of the Purchased Assets (the "IRBs") and the principal financing documents pertaining thereto have been made available to Buyer. Except as described in
Schedule 3.08, Seller has the right to cause the defeasance of all such indebtedness and to obtain the release of all related Liens on Purchased Assets at or prior to the Closing.

         Section 3.09 Tax Matters. Seller has duly and timely filed (taking into account any valid extension of time within which to file) all material state and local Tax Returns required to be filed by Seller (relating to the Business or the Purchased Assets) on or prior to the date hereof. All such Tax Returns are true, complete and correct in all material respects. All material state and local Taxes due and payable by Seller have been paid or adequate provision for the payment thereof has been made on the financial statements of Seller. There are no Encumbrances for material state or local Taxes upon any of the Purchased Assets except for Encumbrances for Taxes not yet due, or in the case of property Taxes, not yet subject to penalties for delinquency. All material state and local Taxes that Seller is required by Law to withhold or collect, for all periods through and including the date hereof, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose. Neither Seller nor any of its Affiliates has received written notification from any state or local Governmental Authority that any audit, examination or other proceeding is pending or threatened with respect to material state or local Taxes relating to or attributable to the Business or the Purchased Assets. There has been no issue raised or adjustment proposed (and none is pending) by any state or local Governmental Authority with respect to material state or local Taxes attributable to the Purchased Assets or the Business. There has not been a waiver or extension of the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any material state or local Taxes relating to the Business or the Purchased Assets.

         Section 3.10 Employee Benefits Matters.

                  (a) Schedule 3.10(a) contains a true and complete list of each employee benefit plan (as defined in Section 3(3) of ERISA), each employment, personal services, compensation, incentive, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, separation, vacation, each other plan, arrangement, program, agreement or commitment providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement, life, health, or accident benefits, or for deferred compensation, profit sharing, or other forms of compensation or benefits with respect to which Seller or any ERISA Affiliate has any obligations on behalf of employees of the Business or their dependents or beneficiaries and any other similar agreement, plan, policy and other arrangement (and any amendments thereto) with respect to which Seller or any ERISA Affiliate has any obligations on behalf of one or more current employees of Seller or any of its ERISA Affiliates, who principally works for or with respect to the Business (each, a "Business Employee") (each, a "Benefit Plan"). For purposes of this Agreement, "ERISA Affiliate" means any entity which is under common control or affiliated with Seller within the meaning of Section 4001 of ERISA or Section 414 of the Code. True and complete copies of all Benefit Plans, the most recent summary plan description, and the most recent favorable determination letter (if applicable) have been delivered or made available to Buyer.

                  (b) Except as disclosed in Schedule 3.10(b), each Benefit Plan complies in all material respects with all Applicable Laws, including ERISA, and, to obtain taxation advantages, the Code and the regulations promulgated thereunder. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid or made in all material respects, in accordance with the terms of such Benefit Plan and the terms of all Applicable Laws. No filing has been made by Seller or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Benefit Plan which could result in a liability of Buyer. No condition exists and no event has occurred that could constitute grounds for the termination of any Benefit Plan by the PBGC.

                  (c) Neither Seller nor any ERISA Affiliate has, at any time on behalf of any current or former employees of the Business, contributed to or been required to contribute to, a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) which is subject to Title IV of ERISA.

                  (d) Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a determination letter from the IRS to that effect, and, to the knowledge of Seller, no fact or event has occurred since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Benefit Plan.

                  (e) With respect to each of the Benefit Plans that is a "group health plan" (as defined in Code Section 5000(b)), Seller has at all times been in compliance in all material respects with the provisions of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and any similar applicable state laws.

                  (f) There are no pending or, to the knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Benefit Plans or related trusts, or with respect to any Business Employee or employment matter.

                  (g) Except as disclosed in Schedule 3.10(g), (i) no Benefit Plan (A) provides for defined benefit pension benefits, (B) is a "multiemployer plan" (as defined in Section 3(37) of ERISA), (C) is a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA) or (D) provides or promises post-termination health or life benefits to current or former employees of the Business, except to the extent required under any applicable state law or Section 601 of ERISA or Section 4980B of the Code, other than death benefits under any "pension plan," as that term is defined in Section 3(2) of ERISA, or benefits the full cost of which is borne by the current or former employee (or the employee's beneficiary); and (ii) no Business Employee is, or at any time will become, entitled to any payment, benefit or right, or any increased or accelerated payment, benefit or right, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, other than a payment, benefit or right that would be available to such Business Employee upon termination of employment in the ordinary course of business.

         Section 3.11 Collective Agreements. Except as set forth in Schedule
3.11:

                  (a) Seller is neither party to, nor bound by, any collective bargaining agreement or similar agreement, work rules or practices with any labor union, labor organization, works council or employee association having bargaining rights for or applicable to any Employees of Seller related to the Business or any of the Purchased Assets, nor has Seller made commitments to or conducted negotiations with any labor union or employee association with respect to any future collective bargaining or similar agreements, work rules or practices;

                  (b) to the knowledge of Seller, no labor union, labor organization, works council, or group of employees of Seller associated with the Business or any of the Purchased Assets has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority;

                  (c) to the knowledge of Seller there are no labor union organizing activities with respect to any Employees;

                  (d) there are no written personnel policies, handbooks, manuals, rules or procedures applicable to any of the Employees or Former Employees;

                  (e) there is currently no labor strike, dispute, slowdown, stoppage or lock-out occurring or pending or, to the knowledge of Seller, threatened by or affecting the Employees or otherwise affecting the Business as a going concern or the Purchased Assets, and there has not been at any time during the last five years;

                  (f) to the knowledge of Seller, there are no circumstances or facts, including any outstanding employee disciplinary proceedings or sanctions, reprimands or notices, which could be reasonably expected to give rise to a material claim by an Employee or Former Employee against Buyer after the completion of the Closing;

                  (g) there are no current or pending grievances (including charges of employment discrimination, retaliation or unfair labor practices) against Seller of which Seller has received written notice or is otherwise aware under any collective bargaining agreement or otherwise relating to the Business or the Purchased Assets or to the knowledge of Seller threatened in or before any Governmental Authority; and

                  (h) to the knowledge of Seller none of its employment policies or practices relating to the Business or any of the Purchased Assets is currently being audited or investigated or subject to imminent audit or investigation by any Governmental Authority and Seller is not subject to any consent decree, court order or settlement in respect of any labor or employment matters relating to the Business or any of the Purchased Assets.

    Section 3.12 Employees. Except as set forth and identified in Schedule 3.12, there is no agreement, policy, plan or program of paying severance pay or any form of severance, separation, termination or compensation in connection with the termination of any of the Employees or Former Employees.

                  (a) Schedule 3.12(a) contains a complete and accurate list of:

                           (i) the names of all Employees, specifying the length of service (actual and deemed), position, title or classification and rate of salary or hourly pay for each Employee, current rate of accrual of paid time off, any commission or bonus entitlements for each Employee, and a description of their status (whether active or on leave of absence). To the extent any Employee is on leave of absence, Schedule 3.12(a) describes the type of leave, the date it commenced and the expected duration of the leave. Except as set forth in Schedule 3.12(a), there are no employees on layoff, and there are no individuals not currently listed as employees on Schedule 3.12(a) with recall or preferential rehire rights and no employees listed on Schedule 3.12(a) have any such rights except pursuant to the express terms of the Labor Agreement. Separate lists are provided of Union Employees and Non-Union Employees. The list of Non-Union Employees identifies which Non-Union Employees are salaried employees and which are hourly employees (if any).

                           (ii) all Employees, including those on lay-off and those in receipt of benefits under workers' compensation legislation, who have been absent continually from work for a period in excess of one month, as well as the reasons for their absence.

                  (b) Except as described in Schedule 3.12(b), with respect to the Business,

                           (i) there are no written complaints, claims or charges against Seller, outstanding or to the knowledge of Seller threatened by, nor are there any orders, decisions, directions or convictions currently registered or outstanding by, any Governmental Authority against or in respect of Seller under or in respect of any Applicable Law relating to employment matters;

                           (ii) Seller has at all times been in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, occupational safety and health, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance with respect to the Employees and Former Employees, and is not and has not engaged in any unfair labor practices as defined in the National Labor Relations Act or other Applicable Law, with respect to the Employees or Former Employees, in any such case, other than those the violation of which would not be material to the Business;

                           (iii) there is no unfair labor practice charge or complaint against Seller pending or, to the knowledge of Seller, threatened before the National Labor Relations Board or any similar state, local or foreign agency or other Governmental Authority with respect to any of the Employees or Former Employees, no charges with respect to or relating to any of the Employees or Former Employees are pending or, to the knowledge of Seller, threatened before the Equal Employment Opportunity Commission or other Governmental Authority responsible for the prevention of unlawful employment practices;

                           (iv) there are no actions pending or, to the knowledge of Seller, threatened in any forum by or on behalf of any Employee or Former Employee or any applicant for employment or classes of the foregoing alleging that Seller engaged in any conduct that constitutes, or would reasonably be expected to constitute a breach of any express or implied contract of employment, any Applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship, in any such case, other than those the violation of which would not be material to the Business; and

                           (v) to the knowledge of Seller, no Employee is in any respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement or similar restrictive covenant to a former employer of any such Employee relating to the use of trade secrets or proprietary information.

         Section 3.13 Sufficiency of Assets. The Purchased Assets (together with the services provided pursuant the Transition Services Agreement) comprise all of the assets (both tangible and intangible) and rights required in order for Buyer to conduct the Business immediately following the Closing in all material respects as conducted on the date of this Agreement by Seller.

         Section 3.14 Intellectual Property.

                  (a) Schedule 3.14(a) sets forth a true and complete list of all material Intellectual Property, owned, used with the permission of the owner or licensor, filed by or licensed to Seller and used or held for use in the operation of the Business, other than so-called "embedded technology" relating to equipment purchased from Third-Party manufacturers and other than unregistered trademarks, service marks, trade names, trade dress, business names, brand names, domain names, designs, know-how and copyrights that, individually and in the aggregate, are not material to the conduct of the Business as presently conducted. Schedule 3.14(a) identifies (i) with respect to each item of Intellectual Property, whether such item of Intellectual Property is used by Seller or held for use by Seller exclusively in the operation of the Business and therefore constitutes Assigned Intellectual Property, or whether such item of Intellectual Property will be an Excluded Asset, (ii) with respect to each item of Intellectual Property listed on Schedule 3.14(a) that is identified as an Excluded Asset, whether such item of Intellectual Property will be licensed to Buyer by Seller after the Closing pursuant to the Cross License and (iii) with respect to each item of Intellectual Property listed on Schedule 3.14(a), whether such item of Intellectual Property will be licensed to Seller by Buyer after the Closing pursuant to the Cross License. With respect to all Assigned Intellectual Property owned by Seller that is registered or subject to an application for registration, Schedule 3.14(a) sets forth a list of all jurisdictions in which such Assigned Intellectual Property owned by Seller is registered or registrations applied for and all registration and application numbers. Except as set forth in Schedule 3.14(a), (i) Seller is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration of Assigned Intellectual Property or, to the knowledge of Seller, possessed valid rights to use any licenses or Assigned Intellectual Property (in each case free and clear of all material Encumbrances), and all material Assigned Intellectual Property owned by Seller has been duly registered in, filed in or issued by the appropriate Governmental Authority where such registration, filing or issuance is necessary for the conduct of the Business as conducted on the date of the most recent of the Financial Statements and as presently conducted, and to the knowledge of Seller, such registrations are valid and subsisting, in full force and effect in all material respects, (ii) to the knowledge of Seller, Seller is, and on the Closing Date Buyer will be, the owner of, and Seller has, and on the Closing Date Buyer will have in connection with the Business, the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative, continuation, divisional and improvement works of and sublicense, without payment to any other Person, all Assigned Intellectual Property owned by Seller and all

Assigned Technology owned by Seller and the consummation of the acquisition of the Purchased Assets, the ownership of the Business by Buyer and the other transactions contemplated hereby do not and will not conflict with, alter or impair any such rights other than as would not be or cause a Material Adverse Change, and (iii) except as set forth in Schedule 3.14(a)(iii), during the past three years Seller has not received any written communication from any Person other than Buyer asserting any ownership interest in any Assigned Intellectual Property or Assigned Technology.

                  (b) Seller has not granted any license of any kind relating to any Assigned Technology owned by Seller or Assigned Intellectual Property owned by Seller or the marketing or distribution thereof nor has Seller entered into any contract, judgment, indemnification, settlement, coexistence agreement or other arrangement limiting its ability to exploit fully any of the Assigned Technology owned by Seller or Assigned Intellectual Property owned by Seller, except as set forth in Schedule 3.14(b). Seller is not bound by or a party to any option, license or similar Contract relating to the Intellectual Property of any other Person for the use of such Intellectual Property that is necessary to the conduct of the Business and requires any payment, except as set forth in Schedule 3.14(b) and except for so-called "shrink-wrap" license agreements relating to computer software licensed in the ordinary course of business. Except as set forth in Schedule 3.14(b), the conduct of the Business as conducted on the date of the most recent of the Financial Statements and as presently conducted, to the extent it relies on or utilizes Technology or Intellectual Property, does not to the knowledge of Seller violate, conflict with or infringe the Intellectual Property of any other Person. Except as set forth in Schedule 3.14(b), (i) no claims are pending or, to the knowledge of Seller, threatened against Seller by any Person with respect to the ownership, validity, enforceability, effectiveness or use in the Business of any Intellectual Property and (ii) during the past three years Seller has not received any written communication alleging that Seller or any of its Affiliates has in the conduct of the Business violated any rights relating to Intellectual Property or Technology of any Person. To the knowledge of Seller, no Third Party is infringing or otherwise violating any Assigned Technology owned by Seller or Assigned Intellectual Property owned by Seller and the Seller has not sent to any Third Party any written notices of infringement or other violation with respect to Assigned Technology owned by Seller or Assigned Intellectual Property owned by Seller.

                  (c) To the knowledge of Seller, no former or current member of management or key personnel of the Business, including all Employees and Former Employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Assigned Technology or the Assigned Intellectual Property, has (i) any right, title or interest, in whole or in part, in any of the Assigned Technology or Assigned Intellectual Property or (ii) any claim against Seller in connection with such Person's involvement in the conception and development of any such Assigned Technology and, to the knowledge of Seller, no such claim has been asserted or is threatened. To the knowledge of Seller, none of the current officers and Employees of Seller has any patents issued or applications pending for any device, process, design or invention of any kind now used in the operation of the Business, which patents or applications have not been assigned to Seller.

         Section 3.15 Inventory. Each item of Inventory included in the Purchased Assets, whether reflected in the Financial Statements or subsequently procured or produced, (i) is free of any material defect or deficiency other than, in the aggregate for all such Inventory, defects and deficiencies at levels consistent with past experience of the Business, (ii) is in good, usable and, as to finished goods, marketable condition (subject, in the case of raw materials and work-in-process, to the completion of the production process), all on a basis consistent with past experience of the Business and
(iii) is properly stated in the Financial Statements (to the extent existing on the date of the Financial Statements) and in the Assigned Records at the lower of cost or market value, with adequate (as determined in accordance with U.S. GAAP, applied on a basis that is consistent with the basis on which the Financial Statements were prepared) obsolescence and defective product reserves, all as determined in accordance with U.S. GAAP, applied on a basis that is consistent with the basis on which the Financial Statements were prepared. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) included in the Purchased Assets were procured or produced for sale in the ordinary course of the Business and consistent with past practice (giving effect to then current market conditions) and the volume of production or purchases thereof and of orders therefor have been consistent with ordinary and necessary production, purchasing and orders. The quantities, type and quality of the Inventory included in the Purchased Assets is sufficient for the conduct of the Business by Buyer after completion of the Closing substantially in the same manner as conducted by Seller during similar periods in 2003. Since the date of the Financial Statements there have not been any write-downs of the value of, or establishment of any reserves against, any of the Inventory, except for write-downs and reserves in the ordinary course of business and consistent with past practice.

         Section 3.16 Absence of Change or Event. Except as disclosed in
Schedule 3.16, since the Reference Balance Sheet Date the Business has been carried on only in the ordinary and normal course consistent with past practice and:

                  (a)      there has been no Material Adverse Change;

                  (b) Seller has not mortgaged, pledged or subjected any of the Purchased Assets to a lien, restriction or any other Encumbrance other than in the ordinary course of the Business or Permitted Encumbrances;

                  (c) Seller has not sold, transferred, leased to others or otherwise disposed of any of its material assets primarily used in the Business (or committed to do any of the foregoing), or cancelled, waived, released or otherwise compromised any material debt or claim, or any right of material value relating to the Business, other than in the ordinary course of the Business;

                  (d) Seller has not instituted any material litigation, action or proceeding before any Governmental Authority relating to the Business or the Purchased Assets;

                  (e) Seller has not increased the compensation of any officer, employee or agent of the Business, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement or any other employee benefit plan, in any case which would not be consistent with past practice;

                  (f) Seller has not materially increased promotional or advertising expenditures except in the ordinary course of the Business or otherwise materially changed its policies or practices with respect thereto; and

                  (g) Seller has not filed any amended Tax Returns, entered into any closing agreement with respect to Taxes, settled any Tax claim or assessment, surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, Contract, understanding, arrangement or plan, in each case, where such action would result in a Material Adverse Change.

         Section 3.17 Compliance With Law; Permits.

                  (a) Except as disclosed in Schedule 3.17(a), the operation of the Business as currently conducted is in compliance in all material respects with Applicable Laws, including without limitation those relating to occupational health and safety, other than those the violation of which would not be material to the Business. The occupancies and uses of the Facilities, as well as the development, construction, management, maintenance, servicing and operation of the Facilities, are in compliance in all material respects with all Applicable Laws, other than those the violation of which would not be material to the Business. All utility installations and connections required for the development, construction, maintenance, operation and servicing of the Facilities have been effected, or performed and completed (as the case may be), and all fees and charges therefor have been fully paid. Except as disclosed in Schedule 3.17(a) Seller has not received written notice of any violations, legal proceedings or Judgments (as to which Seller is a party or by which Seller or any portion of a Facility is bound) relating to zoning, building use and occupancy, traffic, fire, health, sanitation or other laws or regulations against, or with respect to, the Facilities. This Section 3.17(a) does not relate to matters with respect to (i) possession and compliance with Permits, which are the subject of Section 3.17(b), (ii) environmental matters, which are the subject of Section 3.18, (iii) Taxes, which are the subject of
Section 3.09, (iv) ERISA and other laws applicable to benefit plans, employment and employment practices, which are the subject of Section 3.10, Section 3.11 and Section 3.12.

                  (b) Schedule 3.17(b) sets forth all material Permits that are required for the operation of the Business and identifies those Permits that are (which are listed in Schedule 3.17(b)(i)), and those Permits that are not (which are listed in Schedule 3.17(b)(ii)), assignable to Buyer and the date of expiration. Except as disclosed in Schedule 3.17(b), Seller has obtained all material Permits that are required under all Applicable Laws for the operation of the Business as currently conducted. Except as set forth in Schedule 3.17(b),
(i) all such Permits are validly held by Seller, and Seller is in compliance in all material respects with all terms and conditions thereof, and (ii) during the past year, Seller has not received written notice of any legal proceedings relating to the revocation or modification of any such Permits. All Permits which are held in the name of any employee, officer, director or stockholder of, or otherwise on behalf of, Seller shall be deemed to be held by Seller for the purpose of the representations and warranties contained in this Section 3.17(b). This Section 3.17(b) does not relate to Environmental Permits, which are the subject of Section 3.18(b).

                  (c) The electric power generation facility located at the Bemidji Facility (the "Generation Facility") is a qualifying facility ("QF") under Section 201 of the Public Utility

Regulatory Policies Act of 1978 and satisfies the criteria for qualifying topping cycle cogeneration facilities set forth at 18 C.F.R. Section 292.205(a), the ownership requirements for QFs set forth at 18 C.F.R. Section 292.206, and the useful thermal energy output requirements for qualifying cogeneration facilities set forth at 18 C.F.R. Section 292.202(h) and Federal Energy Regulatory Commission ("FERC") interpretations of those requirements. The Generation Facility has been certified to be a QF by FERC or has been self-certified at FERC as a QF, and the current ownership and operation of the Generation Facility conforms in all material respects with the facts that form the basis of such certification; and the Generation Facility has been a QF at all times since first generation of electric power.

         Section 3.18 Environmental Matters.

                  (a) Except as disclosed in Schedule 3.18(a) or in the environmental reports disclosed to Buyer and listed in Schedule 3.18(g), except as would not be reasonably likely to be material to the Business, (i) Seller, the Business and all of the Purchased Assets are and, to Seller's knowledge, have at all times in the past been in compliance with all Environmental Laws, including, but without limitation, all such laws relating to the handling and storage of Hazardous Substances; (ii) Seller is not subject to any current allegation from a Governmental Authority and is not in non-compliance with any Environmental Laws in connection with the Purchased Assets or the Business;
(iii) Seller has not received from any Governmental Authority or other Persons any outstanding notices of violation, defect or non-compliance under Environmental Laws with respect to any of the Purchased Assets or the Business and, to Seller's knowledge, no facts exist which could reasonably be expected to give rise to such notice of violation, defect or non-compliance; and (iv) Seller has not received any written communication that alleges any violation of, or claim under, any Environmental Law, that has not been fully and finally resolved through the appropriate judicial, administrative or other claims resolution process and that alleges any violation of, or claim under, any Environmental Law, or arising out of, based on or resulting from the presence or Release of Hazardous Materials on the Real Property, in connection with the Purchased Assets or the Business (including without limitation a written information request regarding or claim that Seller is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act (Title 42 United States Code Section 9601), and to Seller's knowledge there are no facts that could reasonably be expected to give rise to any such allegation or claim.

                  (b) The Permits listed in Schedule 3.18(b)(i) (the "Environmental Permits") are all the Permits or other concessions that have been issued to Seller by any Governmental Authority under any and all Environmental Laws and are required for or used in the production of OSB and electricity by and at the Facilities and the operation of the Business as a going concern in compliance with all Environmental Laws. Seller has provided Buyer true and complete copies of all Environmental Permits. Except as disclosed in Schedule 3.18(a), each of the Environmental Permits is valid, subsisting and in good standing and in full force and effect in accordance with its terms and is being and has been complied with in all material respects, Seller is not in default or breach of any of the Environmental Permits, and no proceeding is pending or, to Seller's knowledge, threatened to revoke, modify or limit any of the Environmental Permits. Except for any Environmental Permits for which assignment or transfer to Buyer is prohibited, restricted or conditioned by law, and subject to consents for transfer of Environmental Permits being obtained, none of the Environmental Permits will become void or voidable or be in default as a result of this Agreement or the completion of the transactions contemplated in this Agreement.

                  (c) Except as disclosed in Schedule 3.18(c) or in the environmental reports disclosed to Buyer and listed in Schedule 3.18(g), and except for Hazardous Substances used in the ordinary course of operation of the Business and Purchased Assets (including without limitation solvents, pest-resistant chemicals and other chemicals and substances used in the production of OSB and electricity), to the knowledge of Seller, (i) all of the Purchased Assets (including in the case of the Real Property, the soil, subsoil, bedrock, surface water and ground water) and all property adjoining the Purchased Assets are free of material quantities of Hazardous Substances; and
(ii) no Hazardous Substances have been or are being Released on or from or migrating through property adjoining the Purchased Assets that might migrate to and materially affect the Purchased Assets or the carrying on of the Business as a going concern.

                  (d) Except as disclosed in Schedule 3.18(d) or in the environmental reports disclosed to Buyer and listed in Schedule 3.18(g), and except in the ordinary course of operation of the Business and Purchased Assets, neither Seller nor, to the knowledge of Seller, any Person authorized by Seller to enter onto, use or occupy any of the Purchased Assets has used or is using any of Purchased Assets to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substances or as a landfill or other waste disposal site.

                  (e) Except as disclosed in Schedule 3.18(a)-(d) or in the environmental reports disclosed to Buyer and listed in Schedule 3.18(g), to the knowledge of Seller, (i) Seller has not Released or caused, authorized or permitted the Release of any Hazardous Substance for which Buyer would reasonably be expected to have any liability in connection with the Release or any Remediation of the Release after acquiring the Purchased Assets and the Business as a going concern, (ii) there is no threat of any such Release, and
(iii) no other Person has Released or caused, authorized or permitted the Release of any Hazardous Substance with respect to which Buyer may be alleged to have liability after acquiring the Purchased Assets and the Business as a going concern. No Remediation of any Hazardous Substances has been or is being conducted by any Person on or in connection with any of the Purchased Assets.

                  (f) Except as disclosed in Schedule 3.18(f), Seller has materially complied with all requirements of Environmental Laws for filing data, reports and notices and retaining documents and records in connection with the Purchased Asset and the Business. Seller has provided all such data, reports, notices, documents and records in Seller's possession to Buyer in connection with the Purchased Assets and the Business.

                  (g) Seller has fully disclosed to Buyer true and complete copies of all Third-Party and material internal environmental reports, site assessments, audits, studies, evaluations, tests and records prepared within the last five (5) years, which are in the possession of Seller, with respect to any or all of the Purchased Assets and the Business, a complete and accurate list of which is disclosed in Schedule 3.18(g). To the knowledge of Seller, Seller has fully and accurately disclosed to Buyer all other facts and circumstances relating to the environmental condition of any and all of the Purchased Assets. Except as disclosed in Schedules 3.18(a)-(d) or in the environmental reports disclosed to Buyer and listed in Schedule 3.18(g), Seller has no knowledge of facts, conditions or circumstances that could reasonably be expected to lead to responsibility or liability for Buyer under Environmental Laws.

                  (h) Except as disclosed in Schedules 3.18(a)-(d) or in the environmental reports disclosed to Buyer and listed in Schedule 3.18(g), to the knowledge of Seller, no expenditure in excess of $25,000 is presently required to be made in connection with the Purchased Assets or the Business as a going concern in order to comply with any Environmental Laws or to obtain the renewal of any Environmental Permit.

                  (i) Except as disclosed in Schedules 3.18(a)-(d) or in the environmental reports disclosed to Buyer and listed in Schedule 3.18(g), to the knowledge of Seller, there are no Pre-existing Environmental Liabilities.

         Section 3.19 Contracts and Commitments.

                  (a) Schedule 3.19 sets forth each Contract outstanding as of the date hereof to which Seller is a party that primarily relates to the Business or that binds or is required for or used in the production of OSB and electricity by and at the Facilities and the Purchased Assets and the operation of the Business as a going concern (other than any Contract required to be disclosed in any other Schedule), and:

                           (i) is an employment agreement or employment Contract other than "at will" arrangements;

                           (ii) is a collective bargaining agreement or other Contract with any labor organization, union or association;

                           (iii) contains a covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) or other covenant of Seller restricting the development, manufacture, marketing or distribution of the products and services of the Business;

                           (iv) is a Contract with any Person known to Seller to be the beneficial owner of at least 5% of the outstanding shares of common stock of Seller or an Affiliate of Seller or any current or former officer, director or employee of Seller or any of its Affiliates (other than employment agreements and "at will" arrangements covered by clause (i) above);

                           (v) is a lease, sublease or similar Contract with any Person under which Seller is a lessor or sublessor of, or makes available for use to any Person, any Purchased Asset or any portion thereof (including any portion of the Facilities);

                           (vi) is a lease, sublease or similar Contract with any Person under which Seller is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person that has an aggregate future liability in excess of $100,000 or is not terminable by Seller by notice of not more than 60 days for a cost of less than $50,000;

                           (vii) is a Contract (other than a purchase order) for the future purchase of materials, supplies or equipment that has an aggregate future liability in excess of $100,000;

                           (viii) is a management, service, consulting or other similar Contract that has an aggregate future liability in excess of $50,000;

                           (ix) is a license, sublicense, option or other Contract relating, in whole or in part, to any Assigned Intellectual Property or any Assigned Technology (other than with respect to so-called "embedded technology" relating to equipment purchased from Third-Party manufacturers and so called "shrink-wrap" license agreements relating to computer software);

                           (x) is a Contract under which Seller has made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person other than extensions of trade credit in the ordinary course of business and advances made in the ordinary course of business to employees of Seller;

                           (xi) is a Contract creating any Encumbrance upon any Purchased Asset other than a Permitted Encumbrance or an Encumbrance that will be discharged on or prior to Closing;

                           (xii) is a power of attorney (other than a power of attorney given in the ordinary course of business with respect to routine tax matters) that would be binding on Buyer or to which any Purchased Asset or Assumed Liability would be subject after the Closing;

                           (xiii) is a confidentiality agreement (other than a confidentiality agreement entered into in the ordinary course of business);

                           (xiv) is a purchase order or a sales order entered into other than in the ordinary course of business;

                           (xv) is a Contract (A) for the sale of any Purchased Asset (other than sales in the ordinary course of business) or (B) granting any preferential rights to purchase any Purchased Asset (other than inventory in the ordinary course of business);

                           (xvi)    is a Contract with any Governmental
                                    Authority;

                           (xvii) is a Contract for any joint venture, partnership or similar arrangement;

                           (xviii) is a Contract providing for the services of any dealer, distributor, sales representative, franchisee or similar representative; or

                           (xix) is a Contract (other than a purchase order or a sales order) not required to be listed on Schedule 3.19 pursuant to any other clause of this Section 3.19 that involves future payment or receipt of in excess of $100,000 or future performance or receipt of services or delivery or receipt of goods and materials, in each case with an aggregate value in excess of $100,000.

                  (b)      Except as disclosed on Schedule 3.19:

                           (i) As of the date hereof, all Contracts listed or required to be listed in Schedule 3.19(a) (the "Material Assigned Contracts") are valid, binding and in full force and effect and are enforceable against Seller and, to Seller's knowledge, the other party thereto, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity; and

                           (ii) Seller is not (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect under any Material Assigned Contract and, to the knowledge of Seller, no other party to any Material Assigned Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect thereunder. Seller has not received any written notice of the intention of any party to terminate any Material Assigned Contract. Except as stated to the contrary in Schedule 3.19, materially complete and correct copies of all Material Assigned Contracts listed in the Schedules, together with all material modifications and amendments thereto, have been made available to Buyer.

                  (c) Schedule 3.19(c) lists a complete and accurate description of all of the power supply contracts pursuant to which the Purchased Assets and the Business are provided with the power required to operate the Purchased Assets and the Business at normal production levels as historically achieved by Seller at the Facilities. Other than pursuant to the power supply contracts listed in Schedule 3.19(c), there are no other current sources of power for the Purchased Assets or the Business. The power obtained pursuant to the power supply contracts listed in Schedule 3.19(c) are sufficient for the Purchased Assets, the production of OSB by and at the Facilities and the operation of the Business as a going concern at the historical production levels of the Facilities as previously carried on by Seller. Except as disclosed in Schedule 3.19(c), there has not been any material disruption of power to any of the Purchased Assets or the Business in the past twelve (12) months.

         Section 3.20 Guarantees, Warranties and Power of Attorney. Except as described in Schedule 3.20:

                  (a) Seller has not given any guarantee or warranty relating to the Business in respect of the products sold or the services provided by it, except warranties made in the ordinary course of the Business, and in the form of Seller's standard written warranties, and except for warranties implied by Applicable Law;

                  (b) Seller is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers of the Business; and

                  (c) Seller has not given and is not bound by any power of attorney with respect to any of the Purchased Assets or Assumed Liabilities or the Business that will be binding on Buyer after the completion of the Closing.

         Section 3.21 Insurance. A true and complete list and description of all insurance policies maintained by Seller with respect to the Business and each of the Purchased Assets is provided in Schedule 3.21. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the time of the Closing under comprehensive general liability and workmen's compensation insurance policies), and no written or, to the knowledge of Seller, oral notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of the cancellation. Seller has not received (i) any refusal of coverage under any policy described in Schedule 3.21, (ii) any written notice that any issuer of any policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated or (iii) any written notice that the policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations under the policy. To the knowledge of Seller, the Business has been conducted in a manner so as to conform in all material respects to all material applicable provisions of those insurance policies. Seller has made available to Buyer the most recent insurance underwriter's reports with respect to the Business. Schedule 3.21 sets out all of the details of any pending claims and any previous claims under any insurance policies maintained by Seller on the Purchased Assets or the Business or that were maintained by Seller during the last five years. Except as set forth in Schedule 3.21, there are no requirements or recommendations of any insurer of the Purchased Assets or the Business with respect to any repair or modification to or any improvements of any of the Purchased Assets or the Business.

         Section 3.22 [Reserved.]

         Section 3.23 Suppliers, Customers and Sales Representatives.

                  (a) Except for the suppliers named in Schedule 3.23(a), the Business has not purchased, from any single supplier, goods or services for which the aggregate purchase price exceeds 5% of the total value of goods and services purchased by the Business during its most recent full fiscal year. As of the date hereof, except as set forth in Schedule 3.23(a), since the Reference Balance Sheet Date there has not been and there is not expected to be (i) to the knowledge of Seller, any material adverse change in the business relationship of the Business with any supplier of merchandise named in Schedule 3.23(a) or (ii) except for changes in volumes and prices in the ordinary course of business, any material change in any material term (including credit terms) of the supply agreements or related arrangements with any such supplier.

                  (b) Except for the customers named in Schedule 3.23(b), the Business does not have any customer to whom it made more than 5% of its sales during its most recent full fiscal year. As of the date hereof, except as set forth in Schedule 3.23(b), since June 30, 2004 there has not been and there is not expected to be (i) to the knowledge of Seller, any material adverse change in the business relationship of the Business with any customer named in
Schedule 3.23(b), or (ii) except for changes in volumes and prices in the ordinary course of business, any material change in any material term (including credit terms) of the sales agreements or related agreements with any such customer.

                  (c) Schedule 3.23(c) sets forth a list of each broker or sales representative of the products of the Business that may not be terminated within 60 days without payment in respect of termination and (i) indicates whether such broker or sales representative has a written contract or oral arrangement with the Business, (ii) contains a description of the terms of such contract or oral arrangement with the Business with respect to territory, exclusivity and the term of the contract or arrangement and (iii) indicates the amount of notice, and any payments, required to terminate such brokerage or sales representation arrangement with the Business. Neither Seller nor any of its Affiliates has knowingly entered into any arrangements that would materially adversely effect Buyer's ability to distribute or sell any products in any jurisdiction.

         Section 3.24 Product Warranties and Liabilities. Except as set forth in
Schedule 3.24, to the Seller's knowledge all OSB manufactured, shipped or sold by Seller in connection with the Business has been in conformity with all applicable contractual commitments and all express and implied warranties, and there is no material liability (and, to the knowledge of Seller, there is no basis for any present or future proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any material liability) for replacement or return or discounts for inferior quality thereof or other damages in connection therewith. All liabilities for replacement or return or discounts for inferior quality of any OSB manufactured, shipped or sold by Seller in connection with the Business or other damages in connection therewith are adequately reserved and properly stated on the Assigned Records in accordance with U.S. GAAP, applied on a basis that is consistent with the basis on which the Financial Statements were prepared. No OSB manufactured, shipped or sold by Seller in connection with the Business is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or beyond that implied or imposed by Applicable Law. Schedule 3.24 sets out a complete and accurate list of Seller's standard terms and conditions of sale for OSB sold by Seller in connection with the Business, true and complete copies of which have been provided to Buyer by

Seller. Except as set forth in Schedule 3.24, there has been no recall ordered by any Governmental Authority or, to the knowledge of Seller, threatened recall or investigation by any Governmental Authority of any OSB manufactured, shipped or sold by Seller in connection with the Business. For each of the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 and the six month period ended June 30, 2004, the settlement cost (net of salvage value) arising out of the defective products OSB sold by Seller in connection with the Business has not exceeded 1.0% of sales for that fiscal year or period.

         Section 3.25 No Investments. There are no partnership interests, joint venture interests or shares in the capital of any other Person currently held by Seller that relate to or are required for the ownership of the Purchased Assets and the operation of the Business as a going concern, and the Purchased Assets do not include any partnership interest, joint venture interests or shares in the capital of any other Person. Seller is not subject to any obligation or requirement to provide funds to or make any investment in any Person by loan, capital contribution or otherwise, in connection with the Business or the Purchased Assets.

         Section 3.26 Full Disclosure. This Agreement (including the Schedules that form part of this Agreement) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in this Agreement not misleading.

         Section 3.27 Propriety of Past Payments. To the knowledge of Seller, none of Seller, any director, officer, employee or agent of Seller or any other Person associated with or acting for or on behalf of Seller has, with respect to the Business, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services, (i) to obtain favorable treatment for Seller in connection with the Business, in securing business, (ii) to pay for favorable treatment for business secured for Seller in connection with the Business, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Business or (iv) otherwise for the benefit of Seller in connection with the Business, in violation of any Applicable Law. Neither Seller nor any current director, officer, agent, employee of Seller or other Person acting on behalf of Seller, has, with respect to the Business, accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

         Section 3.28 Not Insolvent. Seller is not insolvent and has not committed an act of bankruptcy within the meaning of the United States Code Title 11 (Bankruptcy Code) and to the knowledge of Seller no actions have been taken to initiate proceedings for or in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of Seller.

         Section 3.29 Receivables. All of the Receivables reflected on the Final Closing Statement will represent valid obligations arising from bona fide transactions in the ordinary course of business, will be properly stated on the Assigned Records in accordance with U.S. GAAP, and will have terms of payment and age consistent with the historical practice of the Business. Except as set forth in Schedule 3.29, since the Reference Balance Sheet Date there have not been any write-offs as uncollectible of any of the Receivables, except for write-offs in the ordinary course of business and consistent with past practice. Seller has not received any written or, to the knowledge of Seller, any oral notice or complaint regarding any products sold or serviced for which any Receivables are currently due, other than notices and complaints received in the ordinary course of business and of a quantity, magnitude and type consistent with past experience of the Business.

         Section 3.30 Seller's Knowledge. The phrase "Seller's knowledge," "to the knowledge of Seller," and like phrases shall mean the actual knowledge of any of the Persons listed on Schedule 3.30.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date, as follows:

         Section 4.01 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada and has all corporate power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not materially affect Buyer's ability to perform its obligation under this Agreement.

         Section 4.02 Authority; Execution and Delivery; Enforceability. Buyer has full corporate power and authority to enter into this Agreement and Ancillary Agreements at Closing and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements at Closing have been duly authorized by all requisite corporate action. This Agreement has been, and each of the Ancillary Agreements will be as of the Closing Date, duly executed and delivered by Buyer, and (assuming due execution and delivery by Seller) this Agreement constitutes, and each of the Ancillary Agreements when executed and delivered will constitute, a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

         Section 4.03 No Conflicts; Consents. Other than as would not be reasonably likely to have a material adverse effect on Buyer's ability to perform its obligations under this Agreement, the execution and delivery by Buyer of this Agreement does not, and the execution and delivery by Buyer of each Ancillary Agreement will not, and the consummation of the transactions contemplated hereby and thereby and Buyer's compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of Buyer under, any provision of (i) the certificate of amalgamation or articles or other organizational documents of Buyer, (ii) any Contract material to the ability of Buyer to consummate the transactions contemplated hereby or by the Ancillary Agreements, to which Buyer is a party or by which any of its properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Buyer or its properties or assets. No Consent of or registration, declaration or filing with any Governmental Authority is required to be obtained or made by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby, other than (i) those set forth on Schedule 4.03, (ii) those that may be required by reason of the terms or nature of the Purchased Assets or the participation of Seller (as opposed to those required solely by reason of the participation by Buyer as opposed to any other Third Party, including any other Third Party organized outside, or controlled by a Person organized outside, the United States) in the transactions contemplated hereby and by the Ancillary Agreements and (iii) those that, if not obtained or made by Buyer, such failure would not be reasonably likely to have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

         Section 4.04 Financial Ability to Perform. Sufficient funds and credit arrangements are available to Buyer as of the date hereof, and will be so available to Buyer at the Closing, to enable Buyer to pay the Purchase Price and all other amounts payable by it hereunder at the Closing and to pay any and all amounts which may be payable pursuant to Section 1.03 and Section 1.06 at the time therein provided.

                                   ARTICLE V

                                    COVENANTS

         Section 5.01 Seller's Obligations Prior to Closing. Without in any way limiting any other obligations of Seller under this Agreement, during the period from the date of this Agreement to the Closing:

                  (a) Seller (x) shall conduct the Business only in the ordinary and normal course and shall use commercially reasonable efforts to preserve the Business and the Purchased Assets and the goodwill of suppliers, customers and others having business relations with the Business consistent with past practice and (y) shall not, without the prior written consent of Buyer, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation and warranty of Seller contained in this Agreement (provided that the failure of Seller to comply with this clause (y) shall in no event cause the failure of the condition set forth in Section 6.01(b)). Without limiting the foregoing Seller will not, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed):

                           (i) increase any compensation payable to any Employees or make any other change in the terms of employment of any of the Employees not consistent with past practices;

                           (ii) except for cause, dismiss or transfer any key senior management Employee and Seller shall promptly notify Buyer of any such dismissal or transfer;

                           (iii) create any further Encumbrances on any of the Purchased Assets;

                           (iv) amend or agree to amend in a manner adverse to the Business any of the Assigned Contracts;

                           (v) enter into or amend any other Contracts for the Business other than ordinary course purchases from suppliers and sales to customers of the Business;

                           (vi) amend or agree to amend any of the Assigned Permits; or

                           (vii) assign, transfer, license, or abandon any Assigned Intellectual Property or Assigned Technology other than in the ordinary course of business.

                  (b) Seller shall use all commercially reasonable efforts to obtain, at or before the time of the Closing, at its expense, all of the consents to assign the Assigned Contracts and Assigned Permits provided that Seller shall not be required to pay or commit to pay any amount to any Person to obtain any such consents;

                  (c) Seller shall pay and discharge its liabilities relating to the Business and the Purchased Assets as they come due in the ordinary course in accordance and consistent with its previous practice, except those contested in good faith by Seller;

                  (d) until the earlier of the completion of the Closing or any termination of this Agreement, Seller will deal exclusively with Buyer with respect to the sale of the Business and the Purchased Assets, and Seller and its directors, officers, employees, representatives and agents shall not, directly or indirectly, solicit, encourage, or initiate any offer or proposal from, or engage in any discussions or negotiations or enter into any agreement, commitment or understanding or otherwise act jointly or in concert with, or provide any information to, any Person or entity, other than Buyer and its affiliates, employees, representatives and agents, concerning any transaction involving the Business or the Purchased Assets;

                  (e) Seller shall use all commercially reasonable efforts to obtain by the time of the Closing, at its expense, discharges of all Encumbrances against the Purchased Assets that are not Permitted Encumbrances; and

                  (f) between the date of this Agreement and the Closing, Seller shall use reasonable efforts to consult in good faith on a regular and frequent basis with the representatives of Buyer to report material operational developments and the general status of ongoing operations pursuant to procedures reasonably requested by Buyer or such representatives that do not unduly interfere with Seller's operation of the Business.

         Section 5.02 Access to Information, Due Diligence. Seller shall afford to Buyer and its accountants, counsel, environmental consultants and other representatives of any of the foregoing (such entities and representatives other than Buyer being referred to as "Buyer's Representatives") reasonable and timely access in a manner that does not unreasonably interfere with the normal operations of the Business, during the period prior to the Closing, to all the employees, managers, properties, books, contracts, commitments, information systems, Tax returns and Records of the Business, and, during such period shall furnish promptly to Buyer and Buyer's Representatives any information (including, with respect to environmental matters, all relevant records, audits, assessments, field notes, monitoring well data and other documents or information in possession of Seller) concerning the Business, the Purchased Assets or the Assumed Liabilities as Buyer (or any Buyer's Representative) may reasonably request. Seller will permit Buyer and Buyer's Representatives to conduct such studies as Buyer may reasonably request to establish the current environmental status of the Business, the Purchased Assets and to assess Assumed Liabilities arising from or related to Environmental Laws so long as such surveys and studies do not materially interfere in the operation of the Business.

         Section 5.03 Confidentiality.

                  (a) Buyer acknowledges that the information being provided to it in connection with the transactions contemplated hereby is subject to the terms of a letter agreement dated June 4, 2004, between Buyer and Seller (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Notwithstanding anything to the contrary herein or in the Confidentiality Agreement, Buyer shall be permitted to use and disclose such information to the extent necessary to make any filing or obtain any consent or approval required in order to consummate the transactions contemplated hereby. Effective upon the Closing, the Confidentiality Agreement (other than the provisions contained therein with respect to the solicitation of Seller's employees) shall terminate.

                  (b) (x) Seller shall keep confidential, and use reasonable efforts to cause its Affiliates and each of their respective officers, directors, employees and advisors to keep confidential, (i) all information that is known by Seller to be confidential information regarding Buyer, any of its Affiliates or any of its or their businesses being provided to it in connection with the transactions contemplated hereby or by the Ancillary Agreements and (ii) after the Closing all information relating to the Business, the Purchased Assets or the Assumed Liabilities and (y) Buyer shall keep confidential, and use reasonable efforts to cause its Affiliates and each of their respective officers, directors, employees and advisors to keep confidential all information that is contained in any Record constituting a Purchased Asset that is known by Buyer to be confidential information relating to any business of Seller or any of its Affiliates other than the Business and not relating to the Business, except (in the case of each of clauses (x) and (y) above) (A) as required by law or administrative process (to the extent so required) (in which case the party required to disclose confidential information shall promptly notify the other party and give the other party an opportunity to oppose such disclosure) or by any securities exchange or applicable securities laws, (B) as necessary to defend or prosecute any litigation or dispute, (C) as permitted by the license granted in Section 5.12(b) below, (D) for information that is publicly available on the Closing Date, or thereafter becomes publicly available other than as a result of a breach of this Section 5.03(b), (E) with respect to the obligations of Seller, (I) with respect to any Excluded Liability or Excluded Assets or (II) as reasonably necessary in connection with any claim of Seller hereunder against Buyer or any claim of Buyer hereunder against Seller or Seller's pursuit of remedies against any Third Party with respect to any such claim or (F) with respect to the obligation of Buyer, as reasonably necessary in connection with any claim of Buyer hereunder against Seller or any claim of Seller hereunder against Buyer or

Buyer's pursuit of remedies against any Third Party with respect to any such claim. The covenant set forth in this Section 5.03(b) shall terminate three years after the Closing Date.

                  (c) Each party providing any information in connection with this Agreement is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing such information (including information related to pending or threatened litigation) to the other party, regardless of whether such disclosing party has asserted, or is or may be entitled to assert, such privileges and protections. The parties
(a) share a common legal and commercial interest in all of such information that is subject to such privileges and protections; (b) may become joint defendants in Legal Proceedings to which such information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should any party become subject to any actual or threatened Legal Proceeding to which such information covered by such protections and privileges relates; and (d) intend that after the Closing the receiving party shall have the right to assert such protections and privileges. No receiving party shall admit, claim or contend, in Legal Proceedings involving either party or otherwise, that any party disclosing such information waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material disclosed to a party due to a disclosing party disclosing information (including information related to pending or threatened litigation) to such receiving party.

         Section 5.04 Reasonable Best Efforts. Each party shall use its reasonable best efforts to take or cause to be taken all actions or do or cause to be done all things necessary, proper or advisable to fulfill the conditions to Closing hereunder and to cause the Closing to occur as soon as practicable, including taking all actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing and to cause all other conditions to be satisfied. Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency. Buyer and Seller each agree (i) to file any Notification and Report Forms and related material that may be required to be filed with the Federal Trade Commission and the United States Department of Justice (the "Department of Justice") under the HSR Act as promptly as practicable after the date hereof, (ii) to use its reasonable best efforts to obtain an early termination of the applicable waiting periods, and (iii) to make any further filings pursuant thereto that may be necessary, proper, or advisable. For purposes of this Section 5.04, the "reasonable best efforts" of Buyer shall include (1) opposing any motion or action for a temporary, preliminary or permanent injunction against or other prohibition of the Closing and (2) entering into a consent decree, or other order or other agreement, or giving an assurance, commitment or undertaking, containing Buyer's agreement to hold separate and divest (pursuant to any terms as may be required by an Governmental Authority) the business, products and assets of any product or service lines of the Business or any other business, product line, service lines division or subsidiary of Buyer or any Affiliate of Buyer and otherwise to take such other action as may be required by any Governmental Authority, provided, however, that neither the foregoing nor anything else in this Agreement shall require Buyer to take any action or agree to take or not to take any action if the taking of any such action or the agreement to take or not to take any such action would reasonably be expected to have a material adverse effect on the benefits (viewed as a whole) reasonably expected to be derived by Buyer from the transactions contemplated hereby, including any action that would (x) involve a change in or restriction on the business, products, assets or operations of the Business, Buyer or any Affiliate of Buyer or (y) involve the disposition (whether by way of sale, lease, license or otherwise), before or after the Closing, of all or any portion of the business, products or assets of the Business, Buyer or any Affiliate of Buyer.

         Section 5.05 Expenses; Transfer Taxes. Whether or not the Closing takes place, and except as otherwise specified in this Agreement, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense. The following items shall be shared and paid by Buyer as to 50% and by Seller as to 50%.

                  (a) All Transfer Taxes applicable to, or incurred in connection with or attributable to, the conveyance and transfer from Seller to Buyer of the Purchased Assets, including any filing or recording fees applicable to such conveyance and transfer (including deeds and assignments covering any or all of the Facilities). Each party shall use reasonable efforts to avail itself of any available exemptions from any such Transfer Taxes or fees, and to cooperate with the other party in providing any information and documentation that may be necessary to obtain such exemptions.

                  (b) The costs of preparing the surveys covering any or all of the Facilities, and Buyer shall select and supervise the surveyor.

                  (c) The cost of title insurance searches, reports, commitments, policies and related documents covering any or all of the Facilities.

                  (d) The closing fee charged by the title insurance company.

                  (e) The filing fees with respect to the filing under the HSR Act with respect to the transactions contemplated hereby.

         Section 5.06 Brokers or Finders. Each of Buyer and Seller represent, as to itself and its Affiliates, that no agent, broker, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement as a result of any actions by such party, except
(i) as to Buyer and its Affiliates, Deutsche Bank Securities, whose fees and expenses will be paid by Buyer and (ii) as to Seller and its Affiliates, Goldman, Sachs & Co., whose fees and expenses will be paid by Seller.

         Section 5.07 Employee Matters.

                  (a) With respect to the group of Active Employees who are not covered by the Extension (whether or not any such Active Employee is covered by the Labor Agreement) on the Closing Date, Buyer shall offer employment providing substantially comparable wages and benefits, in the aggregate, as provided by Seller on the Closing Date (not including retiree health and life insurance benefits, supplemental retirement benefits and equity-based incentive compensation plans). Active Employees who accept such offers of employment are referred to herein as the "Continuing Employees". With respect to any Active Employees who are covered by the Extension (if applicable), Buyer shall offer employment consistent with the terms of the Extension. "Active Employees" means each Business Employee who is actively at work as of the Closing Date. In addition, each other Business Employee who, as of the Closing Date, is on vacation, holiday or jury duty or on an approved leave of absence (including military leave, bereavement leave, disability leave and workers compensation leave), and who within the time frame specified in the Extension, if applicable, or, if not, within the shorter of the period ending one year following the Closing Date or the period ending seven days following such vacation, holiday, jury duty or approved leave of absence, presents himself or herself to Buyer as ready, willing and able (to Buyer's reasonable satisfaction) to commence the same active employment with Buyer, shall be deemed to be an Active Employee as of the time of such commencement. For the avoidance of doubt, "Active Employees" excludes each employee of or with respect to the Business whose employment rights have terminated under the Labor Agreement prior to or as of the Closing Date.

                  (b) Up to the Closing Date Seller shall retain (i) sole sponsorship of, and exclusive responsibility for all liabilities and obligations under, arising out of, or relating to, each Benefit Plan, and (ii) sole responsibility for all liabilities and obligations under, arising out of, or relating to, the employment or termination of employment of each Active Employee (including all liabilities and obligations arising from effects bargaining with any union). Buyer shall reimburse Seller for any payments for severance or separation pay made by Seller to any Active Employee who within 18 months after the Closing Date is terminated by Buyer (other than for the type of conduct defined as "cause" or "misconduct" in either Seller's Severance Program for Executive Employees, as amended and restated as of December 1, 1999, or Seller's Salaried Severance Benefits Plan, as amended through June 17, 2004, whichever is applicable (together, the "Severance Programs")) or who voluntarily terminates employment with Buyer for any of the reasons specified in Schedule 5.07(b) and becomes entitled to receive benefits under any separation agreement listed on
Schedule 5.07(b) (collectively, the "Separation Agreements"); provided, however, that the amount of such reimbursement shall be limited to the amount paid by Seller to which the employee would have become entitled under the express provisions of Section 3(a) of the respective Severance Program (without the application of any provision in the Severance Programs giving Seller or a committee the discretion to enhance the stated severance benefits), if Buyer were a "Participating Company" as defined in the Severance Programs. Seller shall cause each Continuing Employee to fully vest in respect of any benefits accrued under the Seller 401(k) Plans and any Seller Pension Plans effective immediately prior to the Closing Date.

                  (c) With respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by Buyer, to the extent such plan is made available to a Continuing Employee, solely for purposes of determining eligibility to participate and vesting, service with Seller shall be treated as service with Buyer with respect to such Continuing Employee. With respect to Buyer Pension Plans, service with Seller which was used in determining the Continuing Employee's accrued benefits under Seller Pension Plans shall be treated as service with Buyer for purposes of determining the Continuing Employees' accrued benefits under Buyer Pension Plans, as described in Section 5.07(f). A Continuing Employee's service with Seller shall be treated as service with Buyer for purposes of Buyer's severance, vacation and other paid-time-off policies that apply to such Continuing Employee.

                  (d) Pursuant to the Transition Services Agreement to be entered into by Buyer and Seller as of the Closing Date, Seller shall continue to cover the Continuing Employees under Seller's welfare benefit plans through December 31, 2004 or such earlier date as Buyer shall elect (with reasonable notice to Seller), and Buyer shall reimburse Seller for its actual costs for providing such coverage. Buyer shall cover the Continuing Employees under its own welfare benefit plans beginning January 1, 2005 or such earlier date as Buyer shall elect (with reasonable notice to Seller). Buyer shall waive, or cause to be waived, any pre-existing condition limitation under any welfare benefit plan maintained by Buyer in which Continuing Employees (and their eligible dependents) will be eligible to participate, to the extent that such pre-existing condition was waived in Seller's comparable plan. In addition, with respect to Continuing Employees, any obligation arising under the Consolidated Omnibus Reconciliation Act (COBRA) on or after the Closing Date and on or prior to December 31, 2004, or such earlier date as Buyer shall elect (with reasonable notice to Seller) is deemed the obligation of the Seller, but the actual costs to Seller of fulfilling such obligation shall be reimbursed to Seller by the Buyer.

                  (e) Within a reasonable time following the Closing Date, Buyer shall designate or establish one or more defined contribution plans to receive, at a Continuing Employee's option in accordance with Applicable Law, a transfer of any vested account balances of the Continuing Employees maintained under Seller 401(k) Plans. As soon as reasonably possible after the requirements set forth in the preceding sentence are satisfied, and after Buyer is reasonably satisfied (consistent with the regulations promulgated under Section 401(a)(31) of the Code) that the applicable Seller 401(k) Plan meets the requirements for qualification under Section 401(a) of the Code, Seller shall cause the portion of the Seller 401(k) Plans representing the vested account balances of the Continuing Employees who elected such transfer to be transferred or spun off to the plan(s) designated or established by Buyer pursuant to the first sentence of this paragraph. Seller and Buyer shall take all steps necessary or required to carry out the plan-to-plan transfer contemplated by this paragraph, including but not limited to, providing any advance notice to participants and beneficiaries of the Seller 401(k) Plans and filing any advance notices required by any federal laws, including the Internal Revenue Code and the regulations issued thereunder. Buyer shall take any and all steps necessary to maintain the qualified status of any plan(s) designated or maintained pursuant to this paragraph.

                  (f) As of the Closing Date, each Continuing Employee shall cease to accrue benefits under the Potlatch Corporation Salaried Employees' Retirement Plan or the Potlatch Corporation Hourly Employees' Retirement Plan, as applicable (each a "Seller Pension Plan" and collectively, the "Seller Pension Plans"), and shall be treated as having terminated employment with Seller and its Affiliates as of such date for all purposes under such plans. Within a reasonable time after the Closing Date and effective as of the Closing Date, Buyer shall establish a pension plan or plans which are substantially comparable to the Seller Pension Plans ("Buyer Pension Plans"). In accordance with Section 5.07(c), with respect to Continuing Employees who were on the Closing Date participants under a Seller Pension Plan, the Buyer Pension Plans will recognize service with Seller as service with Buyer for purposes of determining eligibility and vesting and accrued benefits. The retirement benefits accrued and payable under the Buyer Pension Plans shall be offset by retirement benefits scheduled to be paid under the Seller Pension Plans in effect at the time of Closing. This offset shall be performed with respect to each Continuing Employee who becomes a participant under any Buyer Pension Plan by subtracting B from A, where B is such Continuing Employee's accrued benefit under the

Seller Pension Plan at the time of Closing converted (using the actuarial factors set forth in Seller Pension Plans at the time of Closing) to a single life annuity payable at age 65, and A is such Continuing Employee's accrued benefit under the applicable Buyer Pension Plan payable as a single life annuity payable at age 65. As soon as reasonably practicable after the time of Closing, Seller shall certify to Buyer the accrued retirement benefit of each such Continuing Employee expressed as a single life annuity payable at age 65 and the periods of service considered for eligibility, vesting and accrued benefit purposes under the applicable Seller Pension Plan at the time of Closing. Continuing Employees shall be entitled to receive their vested accrued benefits under the applicable Seller Pension Plan at the time and in the manner prescribed in the plan document for such plan. Seller shall retain all liability and responsibility for the payment of benefits under the Seller Pension Plans. To the extent any Continuing Employee is entitled to receive a lump sum distribution of his or her accrued benefit under a Seller Pension Plan, Buyer agrees to cause a Buyer 401(k) Plan to accept a "direct rollover" contribution of such lump sum distribution (in the form of cash) if such rollover is elected in accordance with Applicable Law by such Continuing Employee, provided that Seller is reasonably satisfied (consistent with the regulations promulgated under Section 401(a)(31) of the Code) that the applicable Buyer 401(k) Plan meets the requirements for qualification under Section 401(a) of the Code and Buyer is reasonably satisfied (consistent with the regulations promulgated under Section 401(a)(31) of the Code) that the applicable Seller Pension Plan meets the requirements for qualification under Section 401(a) of the Code.

                  (g) Without limiting the generality of Section 5.07(b), with respect to each Continuing Employee who, as of the Closing Date, was a salaried employee of the Seller prior to July 1, 1988 and who has satisfied the eligibility requirements (including as to age and service) to receive retiree health insurance benefits from Seller under a Benefit Plan or otherwise (a "Retiree Medical Eligible Employee"), Seller shall retain the sole liability and obligation to provide retiree health insurance benefits to each such Continuing Employee under the terms of the applicable retiree health insurance program, as made available to employees of Seller generally from time to time. With respect to each Continuing Employee, who, as of the Closing Date, was a salaried employee of the Seller, and who has satisfied the eligibility requirements (including age and service) to receive retiree life insurance benefits from Seller under a Benefit Plan or otherwise (a "Retiree Life Eligible Employee"), Seller shall retain the sole liability and obligation to provide retiree life insurance benefits to each such Continuing Employee under the terms of the applicable retiree life insurance program as made available to employees of Seller generally from time to time. With respect to Continuing Employees (other than Retiree Medical and Life Eligible Employees), Buyer shall provide retiree health and life insurance benefits to such employees to the extent such employees satisfy the eligibility requirements to receive such benefits under Buyer's retiree health and life insurance program (if any), as made available to Buyer's United States employees generally from time to time.

                  (h) Seller shall use commercially reasonable efforts to obtain an extension of the Labor Agreement with PACE for a duration satisfactory to Buyer, to take effect on and following the Closing, on substantially the same terms as the Labor Agreement, which terms shall be subject to the approval of the Buyer (the "Extension"); provided, however, that (i) the Extension must provide for (a) the replacement of the 401(k) plan described in Article 19.01(G) of the Labor Agreement with a 401(k) plan of the Buyer (with employer contributions to be made in cash rather than stock of Seller) and the replacement of the pension plan described in

Article 19.03(F) and Appendix #B of the Labor Agreement with a pension plan of the Buyer; and (b) the replacement of the medical insurance plan, sickness and accident benefit plan, life and AD&D insurance plan, dental plan, life insurance plan for spouses and weekly sickness and accident indemnity plan described in Articles 19.01 (A)-(F) and 19.03 (A)-(E) of the Labor Agreement with similar plans of Buyer that provide substantially comparable benefits in the aggregate on a going-forward basis to employees covered by the Labor Agreement; (ii) that Seller shall keep Buyer informed as to the status of, and will consult with Buyer as to the strategy for, all such negotiations pursuant to this Section 5.07(h); and (iii) that Seller shall act consistently with this Section 5.07(h) and any obligation under Applicable Law, and, unless prohibited by law, shall not enter into the Extension without the prior approval of Buyer. Provided that Seller is able to enter into the Extension prior to the Closing, under all of the terms and conditions outlined in this Section 5.07(h), Buyer shall also enter into the Extension and shall assume the Labor Agreement with the Extension upon the Closing.

                  (i) Nothing contained in this Section 5.07 or elsewhere in this Agreement shall be construed to prevent the termination by Buyer of employment of any Continuing Employee or any change by Buyer in the employee benefits available to any Continuing Employee.

         Section 5.08 Post-Closing Cooperation.

                  (a) Buyer and Seller shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to ensure the orderly transition of the Business from Seller to Buyer and to minimize any disruption to the Business and the other businesses of Seller and Buyer that might result from the transactions contemplated hereby. After the Closing, upon reasonable notice, Buyer and Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access (including the ability to make copies), during normal business hours, to such information and assistance relating to the Business (to the extent within the control of such party or any of its Affiliates) as is contained in any Record, or is reasonably necessary for (i) financial reporting, Tax and accounting matters and (ii) defense or prosecution of litigation and disputes.

                  (b) After the Closing, upon reasonable written notice, Buyer and Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Purchased Assets (including, access to books and records) as is reasonably necessary for compliance with accounting and reporting requirements, filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax return. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Business or the Purchased Assets. In the event that Seller or Buyer shall after the Closing take any position in any Tax return, or reach any settlement or agreement relating to Taxes on audit, which is in any manner inconsistent with any position taken by Seller in any Tax filing, settlement or agreement made by Seller prior to the Closing and such inconsistent position (i) might require the payment by Buyer or Seller of more Tax than would have been required to be paid had such position not been taken or such settlement or agreement not been reached,

(ii) affects the determination of useful life, basis or method of depreciation, amortization or accounting of any of the Purchased Assets or any of the properties, assets or rights of Buyer or (iii) might accelerate the time at which any Tax must be paid by Buyer or Seller, then Buyer or Seller, as the case may be, shall provide timely and reasonable notice to the other party hereto of such position.

                  (c) Each of Buyer and Seller will retain all Records and other documents pertaining to the Business in existence on the Closing Date for a period of seven years following the Closing. No such Records or other documents shall be destroyed or disposed of by any retaining party at any time without first advising the other party in writing and giving such party a reasonable opportunity to obtain possession thereof for the purposes permitted by this Section 5.08(c).

                  (d) Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.08. Neither party shall be required by this Section 5.08(d) to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Buyer, the Business). Any information relating to the Business received by Seller pursuant to this Section 5.08 shall be subject to Section 5.03.

                  (e) Buyer shall file any Tax Returns (excluding income Tax Returns) required to be filed with respect to the Purchased Assets and the Business that are due after the Closing Date for any Straddle Period. Buyer shall deliver to Seller (i) copies of any such Tax Returns due after the Closing Date for any Straddle Period and (ii) a statement setting forth Seller's pro rata portion of the Tax due with respect to such Tax Returns as determined pursuant to Section 1.07, for comment and approval not later than sixty (60) days before such Tax Returns are due. If, within twenty (20) days after the receipt of such Tax Returns, Seller notifies Buyer in writing that Seller disagrees with the Tax Return or statement, then Buyer and Seller shall attempt in good faith to resolve their disagreement within twenty (20) days following Seller's notification to Buyer of such disagreement. If Buyer and Seller are unable to resolve their disagreement within fifteen (15) days following any such notification by Seller, the dispute shall be submitted to the Disputes Auditor for resolution within twenty (20) days of such submission. The cost of such independent accounting firm to resolve any such dispute shall be borne equally by Seller and Buyer. Seller shall pay to Buyer the amount reflected on the statement at least three (3) days prior to the due date of such payment except where the amount is subject to dispute as provided above.

                  (f) Not later than thirty (30) days after the Closing Date, Seller shall deliver to Buyer (i) copies of any Tax Returns filed with respect to the Purchased Assets and the Business that were due on or before the Closing Date for any Straddle Period and (ii) a statement setting forth Buyer's pro rata portion of the Tax due with respect to such Tax Returns as determined pursuant to Section 1.07. If, within twenty (20) days after the receipt of such Tax Returns, Buyer notifies Seller in writing that Buyer disagrees with a Tax Return or statement, then Buyer and Seller shall attempt in good faith to resolve their disagreement within twenty (20) days following Buyer's notification to Seller of such disagreement. If Buyer and Seller are unable to resolve their disagreement within fifteen (15) days following any such notification by Buyer, the dispute shall be submitted to the Dispute Auditor for resolution within twenty (20) days of such submission. The cost of such independent accounting firm to resolve any such dispute shall be borne equally by Seller and Buyer. Buyer shall pay to Seller the amount reflected on the statement at least three (3) days prior to the due date of such payment except where the amount is subject to dispute as provided above.

         Section 5.09 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance. In addition, neither Buyer nor Seller shall make any general communication to suppliers, lenders, creditors, distributors, employees, customers or others having business or financial relationships with the Business pertaining to this Agreement and the transactions contemplated hereby, without the prior written approval of the other party.

         Section 5.10 Assigned Records. Buyer recognizes that certain Assigned Records may contain incidental information relating primarily to subsidiaries or divisions of Seller other than the Business and that Seller may retain copies of the relevant portions thereof. Seller agrees that it will, and will cause its Affiliates to, provide Buyer at Closing with copies of any portions of Records that are Excluded Assets relating to the Business and, if any such Records are discovered after Closing, promptly upon such discovery.

         Section 5.11 Bulk Transfer Laws. Buyer hereby waives compliance by Seller with the provisions of any so-called "bulk transfer law" or "bulk sales law" of any jurisdiction in connection with the sale of the Purchased Assets to Buyer.

         Section 5.12 Names Following Closing.

                  (a) Buyer acknowledges and agrees that the Potlatch Name is and shall remain the property of Seller or its Affiliates and that nothing in this Agreement shall transfer or shall operate as an agreement to transfer any right, title or interest in the Potlatch Name to Buyer. Subject to Section 5.12(b) below, Seller is not granting Buyer a license to use the Potlatch Name after the Closing.

                  (b) As soon as reasonably practicable (and in any event within two months) after the Closing Date, Buyer shall cease to use any written materials that are publicly distributed as of the Closing Date, including without limitation, labels, packing materials, letterhead, advertising materials and forms, which include the word "Potlatch"; provided, however, that Buyer may, without modification, use inventory, product literature and sales literature (but not including any product warranty, letterhead, business cards, invoices or the like) in existence as of the Closing Date until the earlier of the exhaustion of such materials or the date that is six months from the Closing Date.

                  (c) Immediately following the Closing, Seller shall cease all use of the names, trade names and trademarks set forth on Schedule 5.12(c) or any name that is confusingly similar to or includes any such names, and none of Seller or any of its Affiliates shall thereafter use those names, or combinations or variations thereof, or names confusingly similar thereto.

         Section 5.13 Insurance. Seller shall use commercially reasonable efforts to maintain its current insurance coverage under each insurance policy maintained by Seller with respect to the Business (including business interruption insurance or insurance otherwise covering loss of profits) or covering any Purchased Asset until the Closing Date. Buyer acknowledges that after the Closing Date Seller shall have no responsibility for obtaining or maintaining any insurance relating to the Business, whether relating to or arising out of occurrences prior to, at or subsequent to the Closing.

         Section 5.14 Title and Survey. Seller agrees that it will provide all assistance to Buyer as Buyer may reasonably request in connection with the issuance to Buyer of the title insurance policies described in Section 6.01(e) (such assistance to include the furnishing of affidavits to remove the standard title exceptions) and the surveys in connection therewith, provided that any out-of-pocket costs incurred by Seller in connection with such assistance are reimbursed by Buyer.

         Section 5.15 Compliance with Plant Closing Laws.

                  (a) Seller shall be responsible for complying with the WARN Act with respect to any employee employed in connection with the Business, other than a Continuing Employee, who suffers an "employment loss" (as that term is defined under the WARN Act) or a separation from employment or a reduction in hours of employment that with the passage of time reasonably can be expected to constitute an "employment loss" (hereinafter, "Affected Employees") prior to and through the Closing Date. Seller shall provide Buyer with periodic reports (not less than bi-weekly) between the date hereof and the Closing Date, listing all individuals who, within 90 days preceding such report, became Affected Employees and shall describe with respect to each such Affected Employee the date on which such individual became an Affected Employee, the individual's date of hire and regularly scheduled hours over the preceding six months, the Affected Employee's last job title, department and job assignment, and the reason for such employment loss.

                  (b) Buyer shall be responsible for complying with the WARN Act with respect to the Continuing Employees following the Closing Date.

                  (c) During the past three years Seller has not effectuated or experienced with respect to the Purchased Assets or the Business:
(i) a "plant closing" or a "business closing" (as defined in the WARN Act or any other Applicable Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller; (ii) a "mass layoff" (as defined in the WARN Act or any other Applicable Law) affecting any site of employment or facility of Seller, nor has Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any other Applicable Law that would affect Buyer after the Closing or (iii) any similar action under the WARN Act requiring notice to employees in the event of an employment loss or layoff.

         Section 5.16 Governmental Communications. Each of Seller and Buyer shall:

                  (a) promptly notify the other party of any written communication to it from any Governmental Authority with respect to this Agreement or the transactions contemplated by this Agreement and, subject to Applicable Law, if practicable, permit the other party to review in advance any proposed written communication to any such Governmental Authority in response thereto and incorporate the other party's reasonable comments provided within two Business Days of that review;

                  (b) not agree to participate in any substantive meeting or discussion with any such Government Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated in this Agreement unless it consults with the other party in advance and, to the extent permitted by that Government Authority, gives the other party the opportunity to attend; and

                  (c) furnish the other party with copies of all correspondence, filing and written communications between them and their Affiliates and their respective representatives on one hand, and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement and the transactions contemplated in this Agreement.

         Section 5.17 Insurance. Buyer acknowledges that (a) all of the insurance policies maintained by the Seller prior to the Closing Date will be terminated with respect to the Business effective as of the Closing Date and (b) upon such termination, the Business will cease to be covered under such policies and Buyer will have to obtain replacement coverage (including coverage as the Buyer deems appropriate for the Purchased Assets, the operation of the Business and the satisfaction of the Assumed Liabilities). To the extent the Seller receives any proceeds from claims against insurance policies covering the Purchased Assets (the "Insurance Claims Proceeds") following the Closing, Seller shall promptly remit such Insurance Claim Proceeds to Buyer.

         Section 5.18 Surveys. Between the date of this Agreement and the Closing, Buyer may obtain such surveys of the Real Property (the "Buyer's Surveys") and, upon reasonable prior notice, Seller shall afford to Buyer, and all surveyors acting on Buyer's behalf such access during normal business hours to the Facilities relating to the Real Property as is reasonably required and does not unreasonably disrupt normal business operations to permit such surveyors to conduct surveys and prepare the Buyer's Surveys for purposes of obtaining title insurance as Buyer shall reasonably request. Buyer shall promptly provide Seller with a copy of the Buyer's Surveys. Buyer shall maintain or cause each of its agents to maintain insurance reasonably acceptable to Seller (and shall deliver evidence of same to Seller) prior to entering onto the Facilities in connection with such surveys.

         Section 5.19 IRB Financings.

                  (a) Seller shall, at the sole cost of Seller, cause all Encumbrances on the Purchased Assets arising from the IRBs to be terminated on or prior to the Closing.

                  (b) Seller acknowledges and agrees that Buyer shall not be subject to, or responsible for complying with, or have any liability in respect of, any restrictions, limitations, covenants or obligations imposed on Seller in connection with any IRBs or with respect to the operation or use of any Purchased Asset related thereto.

         Section 5.20 Minnesota Power Agreement. So long as Buyer is purchasing electric power for the Grand Rapids Facility under the Amended and Restated Electric Service Agreement between Seller and Minnesota Power, dated May 30, 2003 (the "Minnesota Power Agreement"), for any month in which payment is required with respect to the "Brainerd Demand Obligation" under Section 5 of the Minnesota Power Agreement, Seller shall reimburse Buyer for such payments made by Buyer. If for any month in which Seller is not entitled to be billed under the Large Power Service Schedule under Section 6 of the Minnesota Power Agreement, Seller will reimburse Buyer for the difference between the cost actually incurred for the purchase of electric power under the Large Light & Power Service Schedule (as discounted in the manner provided in the Minnesota Power Agreement) and the amount which Buyer would have paid under the Large Power Service Schedule (the "Excess Rate Payment"); provided, however, that the amount payable for the Excess Rate Payment shall in no event exceed $10,000 in any month. Buyer shall submit invoices to Seller for any reimbursement requested under this Section 5.20, with such evidence of payment by Buyer, invoices from Minnesota Power and such other supporting documentation as is reasonably requested by Seller.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         Section 6.01 Conditions to Obligations of Buyer. The obligation of Buyer to complete the Closing is subject to the performance or fulfillment of the following conditions, which are for the exclusive benefit of Buyer:

                  (a) Representations and Warranties. Disregarding any Material Adverse Change or materiality qualifiers contained therein, the representations and warranties of Seller made hereunder shall be true and correct in all respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all respects as of such date; provided, however, that the failure of any representation or warranty to be true and correct at any time shall not constitute a failure of the condition contained in this Section 6.01(a) if such failure both alone and in conjunction with all such failures would not constitute a Material Adverse Change.

                  (b) Performance of Obligations of Seller. Seller shall have performed and complied in all respects with all of its material undertakings and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (c) Seller Certificate. Buyer shall have been furnished with a certificate of a senior officer of Seller (in his or her representative and not personal capacity), dated the Closing Date, certifying that the conditions contained in Section 6.01(a) and Section 6.01(b) have been fulfilled.

                  (d)      HSR Act. Either:

                           (i)      the Federal Trade Commission or the
                                    Department of Justice under the HSR Act will have advised the parties that early termination has been granted; or

                           (ii) the applicable waiting period under the HSR Act will have expired.

                  (e) Title Policy. Buyer shall have received an original title policy of title insurance with respect to each Real Property, in substantially the form of Exhibit D.

                  (f) Transition Services Agreement. Seller shall have executed and delivered to Buyer the Transition Services Agreement.

                  (g) OSB Log Supply Agreement. Seller shall have executed and delivered to Buyer the OSB Log Supply Agreement.

                  (h) No Injunctions, Restraints or Prohibitions. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or other legal restraint or prohibition under any Applicable Laws preventing the consummation of the transactions contemplated by this Agreement or the ability of Buyer to own the Purchased Assets and carry on the Business as a going concern shall be in effect; provided, however, that Buyer shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                  (i) Material Adverse Change. There shall not have been any Material Adverse Change since the Reference Balance Sheet Date.

                  (j) Absence of Proceedings. There shall not be any Legal Proceeding pending or threatened in writing by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated hereby, or (ii) imposing or seeking to impose a change in or restriction on the Business or the Purchased Assets that would reasonably be expected to have a material adverse effect on the benefits (viewed as a whole) reasonably expected to be derived by the Buyer from the consummation of the transactions contemplated hereby.

                  (k) Other Documents. Seller shall have furnished to Buyer the documents referred to in Section 2.02(a).

         Section 6.02 Conditions to Obligation of Seller. The obligation of Seller to complete the Closing is subject to the performance or fulfillment of the following conditions, which are for the exclusive benefit of Seller:

                  (a) Representations and Warranties. Disregarding any materiality qualifiers contained therein, the representations and warranties of Buyer made hereunder shall be true and correct in all respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all respects as of such date; provided, however, that the failure of a representation or warranty to be true and correct at any time shall not constitute a failure of the condition contained in this Section 6.02(a) if such failure both alone and in conjunction with all such failures would not have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

                  (b) Performance of Obligations of Buyer. Buyer shall have performed and complied in all respects with all of its material undertakings and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (c) Buyer Certificate. Seller shall have been furnished with a certificate of a senior officer of Buyer (in his or her representative and not personal capacity), dated the Closing Date, certifying that the conditions contained in Section 6.02(a) and Section 6.02(b) have been fulfilled.

                  (d)      HSR Act. Either:

                           (i)      the Federal Trade Commission or the
                                    Department of Justice under the HSR Act will have advised the parties that early termination has been granted; or

                           (ii) the applicable waiting period under the HSR Act will have expired.

                  (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or other legal restraint or prohibition under any Applicable Laws preventing the consummation of the transactions contemplated by this Agreement shall be in effect; provided, however, that Seller shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                  (f) Absence of Proceedings. There shall not be any Legal Proceeding pending or threatened in writing by any Governmental Authority challenging or seeking to restrain or prohibit the consummation of the transactions contemplated hereby that would reasonably be expected to have a material adverse effect on Seller's ability to consummate the transactions contemplated hereby.

                  (g) Other Documents. Buyer shall have furnished to Seller the documents referred to in Section 2.02(b).

                                  ARTICLE VII

                                 INDEMNIFICATION

         Section 7.01 Indemnification by Seller. Subject to the other provisions of this Article VII, Seller agrees to indemnify and save harmless Buyer from and against all Losses suffered or incurred by Buyer as a result of or arising directly or indirectly out of or in connection with:

                  (a) any breach by Seller of or any inaccuracy of any representation or warranty of Seller contained in this Agreement;

                  (b) any breach or non-performance by Seller of any covenant to be performed by Seller that is contained in this Agreement;

                  (c)      the Excluded Liabilities; and

                  (d) noncompliance by the Seller with the provisions of any so-called "bulk transfer law" or "bulk sales law."

         Section 7.02 Indemnification by Buyer. Subject to the other provisions of this Article VII, Buyer agrees to indemnify and save harmless Seller from and against all Losses suffered or incurred by Seller as a result of or arising directly or indirectly out of or in connection with:

                  (a) any breach by Buyer of or any inaccuracy of any representation or warranty contained in this Agreement;

                  (b) any breach or non-performance by Buyer of any covenant to be performed by Buyer that is contained in this Agreement;

                  (c) any failure by Buyer to comply with the terms and conditions of the Labor Agreement after the Closing;

                  (d)      the Assumed Liabilities; and

                  (e) the operation of the Business subsequent to the Closing.

         Section 7.03 Notice of Claim. If a party becomes aware of any Claim in respect of which indemnity may be sought pursuant to this Agreement, the Indemnified Party shall give written notice of the Claim to the Indemnifying Party. The notice shall specify whether the Claim is a Third-Party Claim or whether the Claim is a Direct Claim, and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

         Section 7.04 Direct Claims. With respect to any Claim for indemnification pursuant to this Agreement that is not a Third-Party Claim (a "Direct Claim"), following receipt of notice from the Indemnified Party of the Claim in accordance with Section 7.03, the Indemnifying Party shall have thirty days to make any investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of that investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all other information as the Indemnifying Party may reasonably request. If both parties agree at or before the expiration of that thirty day period (or any mutually agreed upon extension of that thirty day period) to the validity and amount of the Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim during such period. If the Indemnifying Party does not agree in writing to the validity and amount of the Claim, then the Indemnified Party may pursue any remedies available to it subject to the terms of this Agreement.

         Section 7.05 Third-Party Claims. With respect to any Third-Party Claim, the Indemnifying Party shall have the right, at its expense, to assume control of the negotiation, settlement or defense of the Claim and, in the event that the Indemnifying Party assumes control of the defense, the Indemnifying Party shall not be liable to the Indemnified Party for any fees of any other counsel or other expenses in connection with the defense of such Third-Party Claim. If the Indemnifying Party elects to assume control of the negotiation, settlement or defense of the Claim, the Indemnified Party shall have the right to monitor and participate in the negotiation, settlement or defense of that Third-Party Claim and to retain counsel to act on its behalf, and the fees and disbursements of that counsel shall be paid by the Indemnified Party. If the Indemnifying Party, having elected to assume control of the negotiation, settlement or defense of the Claim, fails to defend the Third-Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume control of the negotiation, settlement or defense of the Claim. If any Third-Party Claim is of a nature that the Indemnified Party is required by Applicable Law to make a payment to any Third Party with respect to the Third-Party Claim before the completion of settlement negotiations or related Legal Proceedings, the Indemnified Party may make that payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for that payment unless the Indemnified Party is not entitled to indemnification under this Agreement and subject to the limitations set forth in Section 7.13. If the amount of any liability of the Indemnified Party under the Third-Party Claim in respect of which that payment was made, as described in the preceding sentence, is finally determined to be less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of the difference to the Indemnifying Party.

         Section 7.06 Settlement of Third-Party Claims. If the Indemnifying Party fails to assume control of the defense of any Third-Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed, but the Indemnifying Party will not be bound by any settlement effected without its consent. If the Indemnifying Party does assume control of the defense of any Third-Party Claim, the Indemnifying Party shall not settle any Third-Party Claim without the written consent of the Indemnified Party unless the settlement includes a full release in favour of the Indemnified Party.

         Section 7.07 Co-operation. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third-Party Claims, and shall keep each other fully advised with respect to Third-Party Claims (including supplying copies of all relevant documentation promptly as it becomes available).

         Section 7.08 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE VII SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER APPLICABLE

LAW) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE INDEMNIFYING PARTY) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PARTY OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE INDEMNIFIED PARTY.

         Section 7.09 Tax Benefits. The amount of any Loss otherwise recoverable by an Indemnified Party under this Article VII shall be reduced to the extent of any Tax benefits actually realized by as a result of the matters giving rise to the Indemnified Party's Claim. Any indemnification obligation by Buyer or Seller pursuant to this Agreement shall be increased by the relevant After Tax Amount. For purposes of this Agreement, "After Tax Amount" means any additional amount necessary to reflect the actual Tax consequences of the receipt or accrual of such indemnification payment (including the payment of an additional amount or amounts hereunder).

         Section 7.10 Insurance Benefits. If any matter giving rise to a Claim of indemnification pursuant to this Article VII by an Indemnified Party is covered by any insurance policy or policies, then the Indemnified Party shall use reasonable efforts to pursue the Claim and obtain compensation from its insurer or insurers under those insurance policy or policies. If and when the compensation is actually received from those insurers for the matters giving rise to the Claim of indemnification hereunder, the Indemnified Party shall reduce the Claim against the Indemnifying Party to the extent of its insurance recovery (minus reasonable expenses incurred in pursuing the Claim with its insurer) or, if payment has already been made by the Indemnifying Party on the Claim of indemnification hereunder, then the Indemnified Party shall remit the insurance recovery (minus reasonable expenses incurred in pursuing the Claim with its insurer), up to the amount of the payment, to the Indemnifying Party.

         Section 7.11 Subrogation. In the event any Indemnifying Party has paid a Claim asserted by any Indemnified Party under this Agreement, and the Indemnified Party possesses any Claim against a Third Party in respect of the Claim previously paid, then the Indemnifying Party shall be fully subrogated to the rights of the Indemnified Party in respect of the Claim against the Third Party, and the Indemnified Party shall take all reasonable action requested by the Indemnifying Party to enable the Indemnifying Party to enforce the Claim against that Third Party.

         Section 7.12 Tax Effect of Indemnification Payments. All indemnity payments made by Seller or Buyer pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the Purchase Price paid with respect to the Purchased Assets.

         Section 7.13 Limitations on Liability.

                  (a) No Losses arising out of a particular breach of any representation or warranty hereunder on the part of Buyer or Seller, as the case may be, that would otherwise be indemnified under Section 7.01(a) or Section 7.02(a), as the case may be, shall be recoverable by an Indemnified Party pursuant to the provisions of this Article VII, and no claim therefor shall be asserted for any purpose hereunder (and, for the avoidance of doubt, no such Losses shall be counted towards the Indemnity Basket), unless the amount of such Losses (together with Losses arising out of any substantially related claims) exceeds $25,000, in which case the entire amount of such Losses shall be recoverable pursuant to the provisions of this Article VII;

                  (b) No Losses arising out of a particular breach of any representation or warranty hereunder on the part of Buyer or Seller, as the case may be, that would otherwise be indemnified under Section 7.01(a) or Section 7.02(a), as the case may be, shall be recoverable by an Indemnified Party pursuant to the provisions of this Article VII until the amount of such party's Losses equals or exceeds $4,000,000 (the "Indemnity Basket") in the aggregate upon which the entire amount of such Losses shall be recoverable pursuant to the provisions of this Article VII, including the amount of the Indemnity Basket.

                  (c) The aggregate amount of Losses arising out of all breaches of any representations or warranties on the part of Buyer or Seller, as the case may be, recoverable by Buyer and Seller, respectively, pursuant to the provisions of Section 7.01(a) or Section 7.02(a), as the case may be, shall be limited to $60,000,000, respectively, except any Loss relating to breaches of
Section 3.06(b) and Section 3.07(b) for which the limit will be the Purchase Price.

                  (d) Recovery by Buyer or Seller shall in no event include any incidental damages or loss of profit whatsoever (except to the extent Buyer or Seller is liable for such damages to any other Person), and, if the Closing shall not have occurred, shall be limited to actual out-of-pocket expenses.

         Section 7.14 Sole Remedy. The provisions of this Article VII shall provide the sole and exclusive remedy with respect to any and all Losses arising from the matters referred to in Section 7.01 or Section 7.02, as the case may be, or otherwise under or in connection with the Purchased Assets, the Business, this Agreement or the transactions contemplated hereby. Nothing in this Section
7.14 shall limit or restrict the ability or right of any party hereto to seek injunctive or other equitable relief for any breach or alleged breach of this Agreement or any provision hereof.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Section 8.01 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing solely for purposes of Article VII as follows:

                  (a) in the case of a claim in respect of a representation and warranty, other than those relating to title to the Purchased Assets, Taxes, employee or environmental matters or a claim based on intentional misrepresentation or fraud, until the end of the second anniversary of the Closing Date;

                  (b) in the case of a claim in respect of the representations and warranties relating to Taxes under Section 3.09, other than a claim in respect of a misrepresentation made or fraud committed in filing a Tax return or supplying information for the purposes of any Applicable Law relating to Tax matters, until the end of the first anniversary after the date on which the last applicable limitation period (including extensions) under any Applicable Law relating to that Tax matter expires with respect to any taxation year that is relevant in determining any liability with respect to that Tax matter;

                  (c) in the case of a claim in respect of a representation and warranty relating to environmental matters under Section 3.18, until the end of the fifth anniversary of the Closing Date; and

                  (d) in the case of a claim in respect of a representation and warranty in Section 3.06(b) or Section 3.07(b) relating to title to the Purchased Assets and in the case of a claim based on intentional misrepresentation or fraud, there shall be no time limit within which such a claim shall be made;

         Section 8.02 Survival of Covenants. Any provision of this Agreement that is capable of being performed after, but that has not been performed at or before, the time of the Closing and all covenants of the parties contained in this Agreement (including, without limitation, the indemnity covenants) or in any agreement or other document delivered or given pursuant to or in connection with this Agreement shall survive the Closing and shall continue in full force and effect in accordance with their terms.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 Waiver. No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by that party. The failure of any of the parties to enforce at any time any of the provisions of this Agreement or any Ancillary Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any Ancillary Agreement or any part of this Agreement or any Ancillary Agreement or the right of any party thereafter to enforce each and every such provision. No waiver of any breach or non-compliance of any provision of this Agreement or any Ancillary Agreement shall constitute a waiver of any breach or non-compliance of any other provision of this Agreement or any Ancillary Agreement nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the waiver.

         Section 9.02 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by overnight or express courier service and shall be deemed given when so delivered by hand or facsimile, or if sent by overnight or express courier service, three Business Days after being sent, as follows:

                  (a)      if to Buyer, to:

                           Ainsworth Lumber Co. Ltd.
                           Suite 3194 Bentall 4
                           P.O. Box 49307
                           1055 Dunsmuir Street
                           Vancouver, British Columbia
                           Canada V7X 1L3
                           Attention:  Chief Operating Officer
                           Fax No. (604) 661-3201

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           222 Bay Street
                           Suite 1750, P.O. Box 258
                           Toronto, Ontario
                           Canada M5K 1J5
                           Attention:  Christopher W. Morgan
                           Telephone:  (416) 777-4700
                           Telecopy: (416) 777-4747


                  (b)      if to Seller, to:

                           Potlatch Corporation
                           601 West Riverside Avenue
                           Suite 1100
                           Spokane, Washington
                           United States of America 99201
                           Attention:  General Counsel
                           Telephone:  (509) 835-1500
                           Telecopy:  (509) 835-1561


                           with a copy to:

                           Pillsbury Winthrop LLP
                           50 Fremont Street
                           San Francisco, CA 94105
                           Telephone: (415) 983-1000
                           Telecopy:  (415) 983-1200
                           Attention:  Blair W. White, Esq.

         Section 9.03 Definitions.

                  (a)      For purposes of this Agreement:

         "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

         "Ancillary Agreements" means the Transition Services Agreement, the OSB Log Supply Agreement, Easement Agreement, Hog Fuel Supply Agreement, the License Agreements and the Option Agreement.

         "Applicable Law" means any and all federal, provincial, state, municipal, local and other laws, statutes, regulations, by-laws, zoning requirements, treaties, codes, judgments and decrees and all applicable requirements, directives, rules, consents, licenses, permits, approvals, authorizations, order, policies of and decisions rendered by any Governmental Authority or determination of a court of other competent authority, including without limitation, all Environmental Laws, having the force of law over or otherwise applicable to or binding upon any Person, property, asset, transaction or event.

         "Assignment and Assumption Agreement" means the assignment and assumption agreement substantially in the form attached hereto as Exhibit E.

         "Benchmark Working Capital" means U.S.$39,010,335.

         "Bill of Sale" means the bill of sale substantially in the form attached hereto as Exhibit F.

         "Business" means the ownership and operation of the Facilities and the sale of OSB products manufactured at the Facilities, including the liabilities incurred in connection therewith that are expressly assumed hereunder but excluding all Intellectual Property and proprietary information not currently being used or held for use in the production of specialty OSB products.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized to close.

         "Claim" means any claim, proceeding, demand, action, suit, cause of action or other similar matter.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Contracts" means all contracts, leases, licenses, indentures, agreements, purchase orders, commitments and all other legally binding arrangements, whether oral or written.

         "Current Assets" means the Receivables net of reserves for cash discounts and bad debt allowances, plus the inventory and Prepaid Expenses of the Business as of the first instance in time (Central Time) on the Closing Date, calculated in accordance with U.S. GAAP applied in a manner consistent with the Reference Balance Sheet, it being understood that the following assets are not included in the term Current Assets: (i) petty cash, (ii) sales tax refunds.

         "Current Liabilities" means only the current liabilities for accounts payable, accounts payable payroll deductions, accrued payroll taxes, accrued vacation, accrued holiday, accrued property taxes and accrued association dues of the Business as of the first instance in time

(Central Time) on the Closing Date, calculated in accordance with U.S. GAAP applied in a manner consistent with the Reference Balance Sheet.

         "Deed" means a special warranty deed with covenant against Seller's acts, in proper form for recordation in accordance with Applicable Law, sufficient to vest in Buyer good and valid legal and beneficial title in, and fee simple ownership of, the Real Property, duly executed and acknowledged, and shall have affixed thereto, at Seller's sole cost and expense, any requisite surtax, documentary tax stamps, and or transfer tax in proper amount, substantially in the form attached hereto as Exhibit G.

         "Disputes Auditor" means Ernst & Young LLP or any other nationally recognized accounting firm acceptable to Buyer and Seller (or any successor of that firm, if applicable).

         "Easement Agreement" means the easement agreement for fire pond access and pipe and electrical equipment substantially in the form of Exhibit H;

         "Employees" means all employees of Seller who are employed in the Business immediately prior to Closing.

         "Encumbrances" means mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind.

         "Environmental Laws" means any and all Applicable Laws relating in full or in part to the protection and preservation of the environment, pollution, health, safety, natural resources or the management, manufacture, processing, use, treatment, storage, disposal, discharge, destruction, packaging, labeling, transport, handling, Release, threatened Release, exposure or Remediation of any "Hazardous Substance";

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time;

         "Financial Statements" means the financial statements of Seller relating to the Business for the fiscal years ended December 31, 2001, 2002 and 2003 and for the interim six month periods ended June 30, 2003 and June 30, 2004.

         "Former Employees" means all former employees of Seller in the Business who are not employed in the Business immediately prior to the Closing.

         "Governmental Authority" means any applicable domestic or foreign government, including any federal, provincial, state, regional, territorial, district, local, municipal or other government, and any governmental ministry, agency or department, tribunal, board, commission, bureau, crown corporation, court of law, arbitrator or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, as well as any arbitrator, arbitration tribunal or other tribunal or any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

         "Hazardous Substance" means all explosive or radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) and all other materials or chemicals, in each case to the extent, regulated pursuant to any Environmental Law.

         "Hog Fuel Supply Agreement" means the agreement for sale of hog fuel from the Seller's sawmill in Bemidji to Buyer substantially in the form of Exhibit J;

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" means a party seeking indemnification from the other party under Article VII.

         "Indemnifying Party" means a party from whom indemnification is sought by the other party under Article VII.

         "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

         "Labor Agreement" means that certain Agreement, dated October 15, 2002, between Potlatch Corporation and PACE.

         "Leased Personal Property" means the personal property that is leased by or to Seller under the terms of the personal property leases described in
Schedule 3.06(a).

         "Legal Proceeding" means any litigation, action, suit, prosecution, investigation or hearing, commenced, brought, conducted or heard by or before any Governmental Authority or arbitrator, arbitration proceeding or other notice or proceeding (zoning or otherwise), any judgment, order or decree with continuing legal effect and includes any appeal or review and any application for appeal or review.

         "License Agreements" means the Antifungal Technology License Agreement in the form of Exhibit K and the LuminOx Patent License Agreement substantially in the form of Exhibit L;

         "Losses" means, in respect of any matter, all losses, damages, liabilities, deficiencies, assessments, judgments, costs and expenses (including, without limitation, all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising as a consequence of that matter.

         "Material Adverse Change" means any material adverse effect on or material adverse change to the Purchased Assets (taken as a whole) or the operations, financial condition or results of operations of the Business; provided, however, that the following shall not be considered a Material Adverse
Change: (i) changes, events, inaccuracies, circumstances and effects that are caused by (x) economic or business conditions in the United States generally,
(y) conditions affecting the industry in which the Business competes as a whole, or (z) military action or any act of terrorism; (ii) any adverse change attributable to the public announcement or the pendency of this Agreement and (iii) matters to the extent involving an Excluded Asset or an Excluded Liability.

         "Non-Union Employees" means all employees of Seller (whether salaried or hourly) employed in the Business immediately prior to the Closing Date who are not subject to a collective bargaining agreement.

         "Option Agreement" means that certain option to purchase real property substantially in the form of Exhibit I.

         "OSB" means oriented strandboard and value added products currently manufactured by Seller derived from oriented strandboard.

         "OSB Log Supply Agreement" means a long term agreement for the supply of logs from Seller to Buyer substantially in the form of Exhibit M.

         "Owned Personal Property" means:

                           (i) all other machinery, equipment, office equipment, fixtures, furniture, furnishings, parts, tools, supplies and accessories, and all other fixed assets immobilized by nature or by destination, that are located on or at the Facilities at the time of the Closing or if not located on or at the Facilities at the time of the Closing that are primarily used or primarily held for use in or in connection with the Business;

                           (ii) all trucks, cars and other vehicles and all rolling stock (excluding rail cars) located on or at the Facilities at the time of the Closing or if not located on or at the Facilities at the time of the Closing that are primarily used or primarily held for use in or in connection with the Business; and

                           (iii) all computer and telephone hardware and applications software, automatic machinery, servers and network equipment and connections, program documentation, tapes, manuals, forms, guides and other material with respect thereto, including, without limitation, all documentation relating thereto and the latest revisions of all related object and source codes therefor located on or at the Facilities at the time of the Closing or if not located on or at the Facilities at the time of the Closing that are primarily used or primarily held for use in or in connection with the Business;

         "PACE" means The Paper, Allied Industrial, Chemical and Energy Workers International Union, Local 1095.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permits" means any certificates, licenses, permits, registrations, water rights, authorizations, applications, notices, filings, exemptions and approvals issued or granted to, or made by, Seller by or to Governmental Authorities.

         "Permitted Encumbrances" means (i) such Encumbrances as are set forth in Schedule 3.06(b) or reflected on the Reference Balance Sheet (except to the extent Schedule 3.06(b) specifies that any such Encumbrance shall be discharged prior to Closing), (ii) mechanics', carriers', workmen's, repairmen's or other like encumbrances arising or incurred in the ordinary course of business, encumbrances arising under original purchase price conditional sales contracts, personal property leases and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable or being contested in good faith by Seller by appropriate proceedings (provided that, in the case of such a contest, adequate reserves with respect thereto are maintained in the financial statements), (iii) other imperfections of title or encumbrances, if any, that individually or in the aggregate, do not materially impair the continued use and operation of the assets to which they relate in the conduct of the Business as presently conducted, (iv) Encumbrances such as do not constitute a Material Adverse Change, (v) Encumbrances such as are set forth in Exhibit D, (vi) leases, subleases and similar agreements set forth in Schedule 3.18, (vii) easements, covenants, rights-of-way and other similar restrictions, each of which is of record, (viii) any conditions that may be shown by a current, accurate survey or physical inspection of any Business Property made prior to Closing which would not individually or in the aggregate materially and adversely affect the operation of the Applicable Facility and (ix) (A) zoning, building and other similar ordinances and governmental regulations, (B) Encumbrances that have been placed by any developer, landlord or other third party on property over which Seller has easement rights and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions which, in the case of (A), (B) or
(C), do not, individually or in the aggregate materially and adversely affect the use or operation of the Applicable Facility, materially diminish the value of the Real Property or require remedy by Buyer for the effective operation of any part of the Facilities or materially adversely affect the operation of the Applicable Facility.

         "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.

         "Potlatch Liabilities" means the Current Liabilities shown on the Final Closing Statement but excluding accrued property taxes and accrued association dues.

         "Potlatch Name" shall mean the business name, brand name, trade name, trademark, service mark and domain name "Potlatch Corporation," any business name, brand name, trade name trademark service mark and domain name that includes the word "Potlatch," any portion thereof, any and all other derivatives thereof and the Potlatch Corporation logo.

         "Pre-existing Environmental Liabilities" means any and all liabilities, obligations and commitments arising out of or relating to the state or condition of any of the Purchased Assets or the operation of the Business for any period of time before the time of the Closing under any and all Environmental Laws as they exist at the time of the Closing including, without limitation, liabilities arising out of the Release or disposal of Hazardous Substances or the matters disclosed in Schedules 3.18(a), 3.18(b), 3.18(c), 3.18(d) and 3.18(g) and liabilities of third parties under Environmental Laws assumed by Seller by contract or by operation of law.

         "Prepaid Expenses" means all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items to the extent primarily relating to or primarily arising out of the Business or primarily relating to an Assumed Liability;

         "Reference Balance Sheet" means the balance sheet of Seller relating to the Business as of June 30, 2004.

         "Reference Balance Sheet Date" means June 30, 2004.

         "Release" has the meaning prescribed in any Environmental Law and includes, without limitation, any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, emanation, migration, disposal, dumping, deposit, spraying, dispersal, burial, abandonment, incineration, seepage and placement, whether in, into, onto, or through the environment (including ambient air, surface water, groundwater, soils, sediments of any surface water body, land surface or subsurface strata or otherwise).

         "Remediation" has the meaning prescribed in any Environmental Law and includes the investigation, removal or decontamination of equipment, buildings, other structures or appurtenances, land or water as a result of or in connection with the presence of any Hazardous Substances.

         "Shared Contracts" means any Contract under which the Business and at least one other division of Seller purchases, goods or services on a joint basis or otherwise have rights or obligations set forth in Schedule 1.01(a)(viii).

         "Straddle Period" means any taxable year or period beginning on or before the Closing Date and ending after the Closing Date.

         "Tax Returns" means any report, return, declaration or other information filing required to be supplied to a Governmental Authority in connection with any Taxes, including all declarations of estimated Taxes, claims for refund, exhibits, schedules and amendments thereto.

         "Taxes" means any and all (i) present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, tariffs, withholdings, dues and other charges of any nature imposed by any Governmental Authority, including income, capital, capital gains, franchise, withholding, consumption, sales, use, ad valorem, receipts, transfer, goods and services, value-added, profits, excise, customs, anti-dumping, countervail, net worth, stamp, documentary, registration, franchise, license, payroll, employment, severance, disability, health, education, business, school, property (including assessments, fees or other charges based on the use or ownership of real property), local improvement, development, social services, social security, environmental, education development, alternative minimum, occupation, net proceeds, fuel, excess profits, interest equalization, disability, severance, recapture and other taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, tariffs, withholdings, dues and charges, together with all fines, interest, penalties and additions on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, tariffs, withholdings, dues and other charges, (ii) liability for the payment of any and all amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group, and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

         "Third Party" means a Person that is not a party to this Agreement.

         "Third-Party Claim" means a Claim by a Third Party.

         "Transfer Taxes" means all transfer Taxes (excluding Taxes measured by net income), including without limitation, sales, use, excise (including excise Taxes on petroleum, products of petroleum, petrochemicals and other taxable substances), stock, stamp, documentary, filing, land transfer, recording, permit, license, authorization and similar Taxes, filing fees and similar charges.

         "Transition Services Agreement" shall mean a transition services agreement to be agreed upon by Seller and Buyer prior to the Closing which shall address the matters identified in Exhibit N and such other matters as Buyer and Seller shall agree.

         "Union Employees" means all employees of Seller employed in the Business immediately prior to the Closing Date and subject to a collective bargaining agreement.

         "U.S. GAAP" means United States Generally Accepted Accounting Principles as historically applied by Seller with respect to the Business.

         "WARN Act" means The United States Workers' Adjustment and Retaining Notification Act of 1988, or any similar state or local law requiring notice to employees in the event of a closing or layoff.

                  (b) The following terms have the meanings set forth in the Sections set forth below:

         Term                                              Section
         -----------------------                           -----------------
         Active Employees                                  Section 5.07(a)
         Adjusted Purchase Price                           Section 1.06(e)
         Affected Employees                                Section 5.15(a)
         Affiliate                                         Section 9.03(a)(i)
         After Tax Amount                                  Section 7.09
         Agreement                                         Preamble
         Ancillary Agreements                              Section 9.03(a)
         Applicable Law                                    Section 9.03(a)
         Assigned Contracts                                Section 1.01(a)(viii)
         Assigned Intellectual Property                    Section 1.01(a)(v)
         Assigned Permits                                  Section 1.01(a)(vii)
         Assigned Records                                  Section 1.01(a)(xi)
         Assigned Technology                               Section 1.01(a)(vi)

         Assignment and Assumption Agreement               Section 9.03(a)
         Assumed Liabilities                               Section 1.02(a)
         Audit Reimbursement Agreement                     Section 9.06
         Base Purchase Price                               Section 1.02(a)
         Benchmark Working Capital                         Section 9.03(a)
         Benefit Plans                                     Section 3.10(a)
         Bill of Sale                                      Section 9.03(a)
         Business                                          Section 9.03(a)
         Business Day                                      Section 9.03(a)
         Business Employee                                 Section 3.10(a)
         Buyer                                             Preamble
         Buyer Pension Plan(s)                             Section 5.07(f)
         Buyer's Representatives                           Section 5.02
         Buyer's Surveys                                   Section 5.18
         Claim                                             Section 9.03(a)
         Closing                                           Section 2.01
         Closing Date                                      Section 2.01
         Closing Payment                                   Section 1.03
         COBRA                                             Section 5.07(d)
         Code                                              Section 9.03(a)
         Confidentiality Agreement                         Section 5.03(a)
         Consent                                           Section 3.03
         Continuing Employees                              Section 5.07(a)
         Contracts                                         Section 9.03(a)
         Current Assets                                    Section 9.03(a)
         Current Liabilities                               Section 9.03(a)
         Deed                                              Section 9.03(a)
         Department of Justice                             Section 5.04
         Direct Claim                                      Section 7.04
         Dispute Notice                                    Section 1.06(b)
         Disputes Auditor                                  Section 9.03(a)
         Easement Agreement                                Section 9.03(a)
         Employee(s)                                       Section 9.03(a)
         Encumbrances                                      Section 9.03(a)
         Environmental Laws                                Section 9.03(a)
         Environmental Permits                             Section 3.18(b)(i)
         ERISA                                             Section 9.03(a)
         ERISA Affiliate                                   Section 3.10(a)
         Excess Rate Payment                               Section 5.20
         Excluded Assets                                   Section 1.01(b)
         Excluded Liabilities                              Section 1.02(d)
         Extension                                         Section 5.07(h)
         Facilities                                        Section 1.01(a)(i)
         FERC                                              Section 3.17(c)
         Final Closing Statement                           Section 1.06(d)
         Financial Statements                              Section 9.03(a)

         Former Employees                                  Section 9.03(a)
         Generation Facility                               Section 3.17(c)
         Governmental Authority                            Section 9.03(a)
         Hazardous Substance                               Section 9.03(a)
         Hog Fuel Supply Agreement                         Section 9.03(a)
         HSR Act                                           Section 9.03(a)
         Indemnified Party                                 Section 9.03(a)
         Indemnifying Party                                Section 9.03(a)
         Indemnity Basket                                  Section 7.13(b)
         Insurance Claim Proceeds                          Section 5.17
         Intellectual Property                             Section 1.01(a)(v)
         Inventory                                         Section 1.01(a)(ii)
         IRBs                                              Section 3.08
         IRS                                               Section 9.03(a)
         Judgment                                          Section 3.03
         Labor Agreement                                   Section 9.03(a)
         Legal Proceeding                                  Section 9.03(a)
         License Agreements                                Section 9.03(a)
         Losses                                            Section 9.03(a)
         Material Adverse Change                           Section 9.03(a)
         Material Assigned Contracts                       Section 3.19(b)(i)
         Minnesota Power Agreement                         Section 5.20
         Net Working Capital                               Section 1.06(a)
         Non-OSB Portion                                   Section 1.02(c)
         Non-Union Employees                               Section 9.03(a)
         Option Agreement                                  Section 9.03(a)
         OSB                                               Section 9.03(a)
         OSB Log Supply Agreement                          Section 9.03(a)
         OSB Portion                                       Section 1.02(c)
         Owned Personal Property                           Section 9.03(a)
         PACE                                              Section 9.03(a)
         Permits                                           Section 9.03(a)
         Permitted Encumbrances                            Section 9.03(a)
         Person                                            Section 9.03(a)
         Personal Property                                 Section 1.01(a)(iii)(vi)
         Potlatch Liabilities                              Section 9.03(a)
         Potlatch Name                                     Section 9.03(a)
         Pre-existing Environmental Liabilities            Section 9.03(a)
         Preliminary Closing Statement                     Section 1.06(a)
         Prepaid Expenses                                  Section 9.03(a)
         Purchase Price                                    Section 1.02(a)
         Purchased Assets                                  Section 1.01(a)
         QF                                                Section 3.17(c)
         Real Property                                     Section 1.01(a)(i)
         Records                                           Section 1.01(a)(xi)
         Receivables                                       Section 1.01(a)(iii)

         Reference Balance Sheet                           Section 9.03(a)
         Reference Balance Sheet Date                      Section 9.03(a)
         Release                                           Section 9.03(a)
         Remediation                                       Section 9.03(a)
         Retiree Life Eligible Employee                    Section 5.07(g)
         Retiree Medical Eligible Employee                 Section 5.07(g)
         Seller                                            Preamble
         Seller Pension Plan(s)                            Section 5.07(f)
         Separation Agreements                             Section 5.07(b)
         Severance Programs                                Section 5.07(b)
         Shared Contracts                                  Section 9.03(a)
         Straddle Period                                   Section 9.03(a)
         Tax and Taxes                                     Section 9.03(a)
         Tax Returns                                       Section 9.03(a)
         Technology                                        Section 1.01(a)(vi)
         Termination Date                                  Section 2.03(b)
         Third Party                                       Section 9.03(a)
         Third-Party Claims                                Section 9.03(a)
         Third-Party Consents                              Section 9.03(a)
         Transfer Taxes                                    Section 9.03(a)
         Transition Services Agreement                     Section 9.03(a)
         U.S. GAAP                                         Section 9.03(a)
         Union Employees                                   Section 9.03(a)
         WARN Act                                          Section 9.03(a)

         Section 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, such term or other provision will be interpreted so as to best accomplish the intent of the parties within the limits of Applicable Law.

         Section 9.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.06 Entire Agreement. This Agreement, the letter agreement between the Buyer and Seller related to the reimbursement by Buyer for the fees of KPMG related to the preparation of the Financial Statements (the "Audit Reimbursement Agreement") and the Ancillary Agreements, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein, supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions under this Agreement, the Audit Reimbursement Agreement and the Ancillary Agreements, other than those set forth herein or made hereunder.

         Section 9.07 Amendments. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

         Section 9.08 Successors in Interest; No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon Seller and Buyer and their respective successors or assigns. Except as provided in or contemplated by Article VII (which shall confer upon the Persons referred to therein for whose benefit it is intended the right to enforce such Article), nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement. Except with the written consent of the other party, no assignment of this Agreement or any rights or obligations hereunder, by operation of law or otherwise, may be made by any party, other than to an Affiliate of such party (but no such assignment shall relieve the assigning party of its obligations hereunder). Notwithstanding the foregoing, so long as any such Affiliate agrees in writing to be bound by the applicable terms of this Agreement, Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (and in such case Buyer nonetheless shall remain directly and primarily responsible for the performance of all of its obligations hereunder).

         Section 9.09 Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the law of the State of New York without reference to choice of law principles, including all matters of construction, validity and performance, or conflict of laws under the laws of the State of New York.

         Section 9.10 Jurisdiction; Waiver of Jury Trial. Each of Seller and Buyer hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of New York, New York County for any actions, suits, or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each of Seller and Buyer agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process of any action, suit or proceeding brought against Seller or Buyer in any such court. Each of Seller and Buyer hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         Section 9.11 Schedules. Any information disclosed pursuant to any Schedule hereto shall be deemed to be disclosed to Buyer for all purposes of this Agreement. Neither the specification of any Dollar amount or any item or matter in any provision of this Agreement nor the inclusion of any specific item or matter in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item or matter so specified or included, or other items or matters, are or are not material, and no party shall use the fact of the specification of any such amount or the specification or inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter is or is not material for purposes of this Agreement. Neither the specification of any item or matter in any provision of this Agreement nor the inclusion of any specific item or matter in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the specification or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter is or is not in the ordinary course of business for purposes of this Agreement. Seller may, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement or amend any Schedule hereto, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, covenant or obligation contained herein. No such supplemental or amended Schedule shall be deemed to cure any breach for purposes of the conditions set forth in Section 6.02(a). If, however, the Closing occurs, any such supplement and amendment will be effective to cure and correct for all other purposes any inaccuracy in or breach of any representation or warranty which would have existed if Seller had not made such supplement or amendment, and all references to any Schedule hereto which is supplemented or amended as provided in this Section 9.11 shall for all purposes after the Closing be deemed to be a reference to such Schedule as so supplemented or amended.

         Section 9.12 Disclaimer of Warranties. Seller makes no representations or warranties with respect to any projections, forecasts or forward-looking statements made available to Buyer. There is no assurance that any projected or forecasted results will be achieved. EXCEPT TO THE EXTENT OF THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III, SELLER IS SELLING THE ASSETS ON AN "AS IS, WHERE IS" BASIS AND DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES, WHETHER EXPRESS OR IMPLIED. SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. WITHOUT LIMITING THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE III, SELLER DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT AND ANY WARRANTY ARISING BY INDUSTRY CUSTOM OR COURSE OF DEALING. BUYER ACKNOWLEDGES AND AGREES THAT IT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III. Buyer acknowledges and agrees that none of Seller, its Affiliates, any of their respective representatives or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries, schedules or other information that is not included in this Agreement or the Schedules hereto heretofore made available by Seller, its Affiliates or their respective representatives to Buyer, any of its Affiliates or their respective representatives, and none of Seller, its Affiliates, any of their respective representatives or any other Person will have or be subject to any liability to Buyer, any of its Affiliates or their respective representatives resulting from the distribution of any such information to, or the use of any such information by, Buyer, any of its Affiliates or any of their respective representatives.

         Section 9.13 Interpretation.

                  (a) Unless the context otherwise requires, (i) all references made in this Agreement to a Section, Schedule or an Exhibit are to a Section, Schedule or an Exhibit of or to this Agreement, (ii) each term defined in this Agreement has the meaning ascribed to it, (iii) "or" is disjunctive but not necessarily exclusive and (iv) words in the singular include the plural and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (b) In the event of an ambiguity or question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the extent to which any such party or its counsel participated in the drafting of any provision hereof or by virtue of the extent to which any such provision is inconsistent with any prior draft hereof.

         Section 9.14 Currency. All dollar amounts in this Agreement are expressed in currency of the United States of America.

IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement, all as of the date first written above.

                                    POTLATCH CORPORATION

                                    By:    /s/ L. Pendleton Siegel
                                           ------------------------------------
                                    Name:  L. Pendleton Siegel
                                           ------------------------------------
                                    Title: Chairman & C.E.O.
                                           ------------------------------------


                                    AINSWORTH LUMBER CO. LTD.

                                    By:    /s/ Michael Ainsworth
                                           ------------------------------------
                                    Name:  Michael Ainsworth
                                           ------------------------------------
                                    Title: Executive Vice-President
                                           ------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE I PURCHASE AND SALE OF ASSETS.............................................................................1
         Section 1.01      Purchase and Sale of Assets............................................................1
         Section 1.02      Purchase Price.........................................................................5
         Section 1.03      Payment of Purchase Price..............................................................8
         Section 1.04      Allocation of Purchase Price...........................................................8
         Section 1.05      Further Assurances.....................................................................9
         Section 1.06      Post Closing Adjustment................................................................9
         Section 1.07      Proration of Taxes....................................................................11
ARTICLE II CLOSING; TERMINATION..................................................................................11
         Section 2.01      Closing Date..........................................................................11
         Section 2.02      Instruments of Conveyance, Transfer, Assumption, Etc..................................12
         Section 2.03      Termination...........................................................................14
         Section 2.04      Post-Closing Receipts and Invoices....................................................15
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................16
         Section 3.01      Organization, Standing and Power......................................................16
         Section 3.02      Authority; Enforceability.............................................................16
         Section 3.03      No Conflict; Consents.................................................................16
         Section 3.04      Financial Statements; Undisclosed Liabilities.........................................17
         Section 3.05      Litigation............................................................................17
         Section 3.06      Personal Property.....................................................................18
         Section 3.07      Real Property.........................................................................18
         Section 3.08      IRB Financing.........................................................................21
         Section 3.09      Tax Matters...........................................................................21
         Section 3.10      Employee Benefits Matters.............................................................21
         Section 3.11      Collective Agreements.................................................................23
         Section 3.12      Employees.............................................................................24
         Section 3.13      Sufficiency of Assets.................................................................25
         Section 3.14      Intellectual Property.................................................................26
         Section 3.15      Inventory.............................................................................27
         Section 3.16      Absence of Change or Event............................................................28
         Section 3.17      Compliance With Law; Permits..........................................................29
         Section 3.18      Environmental Matters.................................................................30
         Section 3.19      Contracts and Commitments.............................................................32
         Section 3.20      Guarantees, Warranties and Power of Attorney..........................................35
         Section 3.21      Insurance.............................................................................35
         Section 3.22      [Reserved.]...........................................................................35
         Section 3.23      Suppliers, Customers and Sales Representatives........................................36
         Section 3.24      Product Warranties and Liabilities....................................................36
         Section 3.25      No Investments........................................................................37
         Section 3.26      Full Disclosure.......................................................................37
         Section 3.27      Propriety of Past Payments............................................................37
         Section 3.28      Not Insolvent.........................................................................37
         Section 3.29      Receivables...........................................................................38

         Section 3.30      Seller's Knowledge....................................................................38
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................38
         Section 4.01      Organization, Standing and Power......................................................38
         Section 4.02      Authority; Execution and Delivery; Enforceability.....................................38
         Section 4.03      No Conflicts; Consents................................................................39
         Section 4.04      Financial Ability to Perform..........................................................39
ARTICLE V COVENANTS..............................................................................................39
         Section 5.01      Seller's Obligations Prior to Closing.................................................39
         Section 5.02      Access to Information, Due Diligence..................................................41
         Section 5.03      Confidentiality.......................................................................41
         Section 5.04      Reasonable Best Efforts...............................................................42
         Section 5.05      Expenses; Transfer Taxes..............................................................43
         Section 5.06      Brokers or Finders....................................................................44
         Section 5.07      Employee Matters......................................................................44
         Section 5.08      Post-Closing Cooperation..............................................................47
         Section 5.09      Publicity.............................................................................49
         Section 5.10      Assigned Records......................................................................49
         Section 5.11      Bulk Transfer Laws....................................................................50
         Section 5.12      Names Following Closing...............................................................50
         Section 5.13      Insurance.............................................................................50
         Section 5.14      Title and Survey......................................................................50
         Section 5.15      Compliance with Plant Closing Laws....................................................51
         Section 5.16      Governmental Communications...........................................................51
         Section 5.17      Insurance.............................................................................52
         Section 5.18      Surveys...............................................................................52
         Section 5.19      IRB Financings........................................................................52
         Section 5.20      Minnesota Power Agreement.............................................................52
ARTICLE VI CONDITIONS PRECEDENT..................................................................................53
         Section 6.01      Conditions to Obligations of Buyer....................................................53
         Section 6.02      Conditions to Obligation of Seller....................................................54
ARTICLE VII INDEMNIFICATION......................................................................................55
         Section 7.01      Indemnification by Seller.............................................................55
         Section 7.02      Indemnification by Buyer..............................................................56
         Section 7.03      Notice of Claim.......................................................................56
         Section 7.04      Direct Claims.........................................................................56
         Section 7.05      Third-Party Claims....................................................................57
         Section 7.06      Settlement of Third-Party Claims......................................................57
         Section 7.07      Co-operation..........................................................................57
         Section 7.08      INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE..................57
         Section 7.09      Tax Benefits..........................................................................58
         Section 7.10      Insurance Benefits....................................................................58
         Section 7.11      Subrogation...........................................................................58
         Section 7.12      Tax Effect of Indemnification Payments................................................58
         Section 7.13      Limitations on Liability..............................................................59
         Section 7.14      Sole Remedy...........................................................................59

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................................59
         Section 8.01      Survival of Representations and Warranties............................................59
         Section 8.02      Survival of Covenants.................................................................60
ARTICLE IX MISCELLANEOUS.........................................................................................60
         Section 9.01      Waiver................................................................................60
         Section 9.02      Notices...............................................................................61
         Section 9.03      Definitions...........................................................................62
         Section 9.04      Severability..........................................................................71
         Section 9.05      Counterparts..........................................................................71
         Section 9.06      Entire Agreement......................................................................72
         Section 9.07      Amendments............................................................................72
         Section 9.08      Successors in Interest; No Third-Party Beneficiaries; Assignment......................72
         Section 9.09      Governing Law.........................................................................72
         Section 9.10      Jurisdiction; Waiver of Jury Trial....................................................72
         Section 9.11      Schedules.............................................................................73
         Section 9.12      Disclaimer of Warranties..............................................................74
         Section 9.13      Interpretation........................................................................74
         Section 9.14      Currency...............................................................................1


EXHIBITS

Exhibit A       Opinion of Seller's General or Associate General Counsel
Exhibit B       Opinion of Seller's outside counsel
Exhibit C       Opinion of Buyer's outside counsel
Exhibit D       Title Policy
Exhibit E       Assignment and Assumption Agreement
Exhibit F       Bill of Sale
Exhibit G       Deed
Exhibit H       Easement Agreement
Exhibit I       Option Agreement
Exhibit J       Hog Fuel Agreement
Exhibit K       Antifungal Technology License Agreement
Exhibit L       LuminOx Patent License Agreement
Exhibit M       OSB Log Supply Agreement
Exhibit N       Transition Services Agreement Term Sheet

SCHEDULES

     Schedule 1.01(a)(v)       Intellectual Property
     Schedule 1.01(a)(viii)    Assigned Contracts
     Schedule 1.01(b)(i)       Excluded Assets
     Schedule 1.02(a)(v)       Specified Liabilities, Obligations and Commitments of Seller
     Schedule 1.02(d)(vii)     Excluded Intellectual Property Infringement Liabilities
     Schedule 1.04             Allocation of Purchase Price
     Schedule 3.03             Consents
     Schedule 3.04             Financial Statements; Undisclosed Liabilities
     Schedule 3.05             Litigation
     Schedule 3.06(a)          Personal Property
     Schedule 3.07(a)          Real Property
     Schedule 3.07(c)          Rights of Ingress and Egress
     Schedule 3.07(d)          Improvements
     Schedule 3.07(f)          Outstanding Accounts Due for Services; Entitlements to Liens on Real Property
     Schedule 3.07(i)          Improvements Requested by Governmental Authority
     Schedule 3.07(m)          Minnesota Department of Health Well Disclosure Certificates
     Schedule 3.10(a)          Employee Benefit Plans
     Schedule 3.10(b)          Compliance with Applicable Laws
     Schedule 3.10(g)          List of Pension Plans
     Schedule 3.11(a)          Collective Agreements
     Schedule 3.11(b)          Labor Union Certification Petitions
     Schedule 3.11(c)          Labor Union Organizing Activities
     Schedule 3.11(d)          Personnel Policies
     Schedule 3.11(f)          Employee Claims
     Schedule 3.11(g)          Pending Grievances
     Schedule 3.12             Termination Compensation of the Employees or Former Employees
     Schedule 3.12(a)          Identification of Employees
     Schedule 3.12(b)          Employment Compliance
     Schedule 3.13             Sufficiency of Assets
     Schedule 3.14(a)          Intellectual Property
     Schedule 3.14(a)(iii)     Third-Party Claims of Ownership in Intellectual Property
     Schedule 3.14(b)          Alleged Intellectual Property Infringement
     Schedule 3.17(a)          Compliance with Laws, Permits
     Schedule 3.17(b)          Permits
     Schedule 3.18(a)          Compliance with Environmental Laws
     Schedule 3.18(b)          Environmental Permits
     Schedule 3.18(c)          Hazardous Substances
     Schedule 3.18(d)          Use of Purchased Assets
     Schedule 3.18(f)          Reports and Records under Environmental Laws
     Schedule 3.18(g)          Environmental Disclosures
     Schedule 3.18(i)          Pre-existing Environmental Liabilities
     Schedule 3.19             Contracts and Commitments
     Schedule 3.19(c)          Power Supply Contracts
     Schedule 3.20             Guarantees, Warranties, Power of Attorney and Discounts
     Schedule 3.21             Insurance
     Schedule 3.22             [Reserved]

     Schedule 3.23(a)          Suppliers
     Schedule 3.23(b)          Customers
     Schedule 3.23(c)          Sales Representatives
     Schedule 3.24             Product Warranties and Liabilities
     Schedule 3.29             Receivables
     Schedule 3.30             Seller, Persons
     Schedule 4.03             Buyer's Representations and Warranties
     Schedule 5.07(b)          Separation Agreements
     Schedule 5.12(c)          Names, Trade Names and Trademarks